                                                          $291,892,000 (Approximate)

                                                  GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-SP3

                                                          RAAC SERIES 2006-SP3 TRUST
                                                                Issuing Entity

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                      Depositor (SEC File No. 333-125485)

                                                        RESIDENTIAL FUNDING CORPORATION
                                                          Master Servicer and Sponsor

                                                                AUGUST 21, 2006

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                         CREDIT SUISSE  [GRAPHIC OMITTED]

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                      Total Mortgage Loans by Notional Credit Classification

   ----------------------------------------------------------------------------------------------------------------
   Category:                     Prime            A/Alt A           Insured             A-              Total
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Percent of Total:            55.89%             27.02%            0.62%            16.47%           100.00%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Fixed:                       43.52%             28.55%           47.27%            25.21%           36.48%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   ARM:                         56.48%             71.45%           52.73%            74.79%           63.52%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Current Balance:         168,882,694.45     81,640,136.15     1,884,750.39      49,757,323.30   302,164,904.29
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Loan Count:                   1,197              604               11                485             2,297
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Average Balance:           141,088.30         135,165.79       171,340.94        102,592.42       131,547.63
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WAM (mos):                     323               330               330               314              324
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Age (mos):                  21                 21               30                34               23
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Orig. Term (mos):           344               351               360               348              347
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Balloon:                      9.78%             9.04%             0.00%            13.49%           10.13%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   First Lien:                  91.77%             99.82%           100.00%           99.83%           95.32%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA FICO (non-zero):            710               642               598               600              673
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Original LTV:             83.90%             84.01%           92.45%            82.61%           83.77%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Current LTV:              82.64%             82.84%           90.97%            80.69%           82.43%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Coupon:                   7.941%             8.259%           7.825%            9.414%           8.269%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   WA Margin (ARMs only):       5.098%             5.792%           3.401%            6.347%           5.542%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Owner Occupied:              85.36%             90.22%           100.00%           91.21%           87.73%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Purchase:                    46.19%             40.26%           44.95%            39.12%           43.42%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Equity Refinance:            44.56%             51.02%            2.32%            53.14%           47.46%
   ----------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------
   Rate/Term Refinance:          9.25%             8.71%            52.73%             7.74%            9.12%
   ----------------------------------------------------------------------------------------------------------------

The above notional credit classifications of the loans has been prepared on the following basis:

------------------------------------------- ---------------------------------------- ----------------------------------------
              Classification                                 FICO                          12 months Mortgage History
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                  Prime                                      660+                                    0 x 30
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                 A/Alt A                                     620+                                  Max 2 x 30
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------------------------------------------------
                 Insured                                    Insured balance after first two classifications
------------------------------------------- ---------------------------------------------------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                    A-                                       580+                                    0 x 60
------------------------------------------- ---------------------------------------- ----------------------------------------

                                                        The Mortgage Loans

---------------------------------- ---------------------- ---------------------- ---------------------
Aggregate Outstanding Principal
Balance                                                      $302,164,904.29
Aggregate Original Principal
Balance                                                      $309,570,032.07
Number of Mortgage Loans                                          2,297
---------------------------------- ---------------------- ---------------------- ---------------------

---------------------------------- ---------------------- ---------------------- ---------------------
                                          Minimum                Maximum              Average (1)
Original Principal Balance               $8,750.00            $1,400,000.00          $134,771.45
Outstanding Principal Balance            $5,708.14            $1,418,396.47          $131,547.63
---------------------------------- ---------------------- ---------------------- ---------------------
                                          Minimum                Maximum           Weighted Average
                                                                                         (2)
Original Term (mos)                         120                    480                   347
Stated remaining Term (mos)                 41                     476                   324
Loan Age (mos)                               2                     108                    23
Current Interest Rate                     4.250%                 17.750%                8.269%
Original Loan-to-Value (3), (4)            7.00%                 116.00%                83.77%
Current Loan-to-Value (5), (6)             4.00%                 115.00%                82.43%
Credit Score                                580                    819                   673
---------------------------------- ---------------------- ---------------------- ---------------------

---------------------------------- ---------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------- ---------------------
                                          Earliest                Latest
Maturity Date                        January 26, 2010         April 1, 2046

                                                                                   % of Principal
                                      Number of Loans       Principal Balance          Balance
Negative Amortization                       44                18,424,747.56             6.10%
Balloon                                     274               30,606,400.52             10.13%
Interest Only                               198               54,820,259.19             18.14%
Fully Amortizing                           1,781             198,313,497.02             65.63%

Loans with Pledged Assets                    0                     $0                   0.00%
Cooperatives                                 1                  59,286.55               0.02%
Condotels                                    0                     $0                   0.00%
Modified Loans                              14                1,889,495.46              0.63%

Loans with DTI Greater Than 60%            2.59%

                                      % of Principal
Delinquency Status                        Balance
Current                                   100.00%
31-60 days                                 0.00%
---------------------------------- ---------------------- ---------------------- ---------------------

1)   Sum of Principal Balance divided by total number of loans.
2)   Weighted by Outstanding Principal Balance.
3)   In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately 4.68% of the portfolio.
4)   With respect to each of the Mortgage Loans indicated in the above table as having a loan-to-value ratio at origination greater than 125%, a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date, the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the
     Cut-off Date) was 125% or less.
5)   In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable) mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately
     4.68% of the portfolio.
6)   With respect to each of the Mortgage Loans indicated in the above table as having a current loan-to value greater than 125% (computed on the basis of the original value of the property), a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.

Credit Score Distribution of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
                                                                                                          Weighted  Weighted
                                                                                              Average     Average    Average
Range of                                     Number of        Principal      Percentage of   Principal     Credit   Original
Credit Scores                              Mortgage Loans      Balance         Mortgage       Balance      Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
580 - 599                                             243       $24,601,207          8.14%      $101,240       590     81.08%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
600 - 619                                             243        26,432,685           8.75       108,776       609      84.71
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
620 - 639                                             282        38,020,128          12.58       134,823       630      83.97
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
640 - 659                                             316        41,775,898          13.83       132,202       650      84.03
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
660 - 679                                             365        47,509,969          15.72       130,164       670      84.47
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
680 - 699                                             259        35,992,252          11.91       138,966       689      84.00
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
700 - 719                                             199        27,861,739           9.22       140,009       709      83.50
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
720 - 739                                             141        23,105,297           7.65       163,867       729      84.55
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
740 - 759                                             100        12,645,919           4.19       126,459       749      86.78
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
760 or greater                                        149        24,219,810           8.02       162,549       780      81.01
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
Total:                                              2,297      $302,164,904        100.00%      $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
*For substantially all of the Mortgage Loans, the Credit Score was updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 673.

Original Mortgage Loan Principal Balances of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
                                                                                                          Weighted  Weighted
                                                                                              Average     Average    Average
Original                                   Number of        Principal      Percentage of   Principal     Credit   Original
Mortgage
Loan Principal Balances                    Mortgage Loans      Balance         Mortgage       Balance      Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
1 - 100,000                                         1,298       $68,176,493         22.56%       $52,524       661     84.16%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
100,001 - 200,000                                     578        78,679,120          26.04       136,123       669      88.40
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
200,001 - 300,000                                     180        43,554,608          14.41       241,970       671      82.52
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
300,001 - 400,000                                     105        36,543,046          12.09       348,029       681      82.49
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
400,001 - 500,000                                      72        32,318,173          10.70       448,864       683      80.88
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
500,001 - 600,000                                      27        14,510,400           4.80       537,422       692      80.60
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
600,001 - 700,000                                      19        12,368,190           4.09       650,957       679      78.89
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
700,001 - 800,000                                       9         6,867,681           2.27       763,076       679      83.71
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
800,001 - 900,000                                       3         2,528,816           0.84       842,939       642      83.58
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
900,001 - 1,000,000                                     4         3,835,350           1.27       958,838       685      67.39
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
1,000,001 or greater                                    2         2,783,027           0.92     1,391,513       718      74.49
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
Total:                                              2,297      $302,164,904        100.00%      $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------

Net Mortgage Rates of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
                                                                                                          Weighted  Weighted
                                                                                              Average     Average    Average
Range of                                     Number of        Principal      Percentage of   Principal     Credit   Original
Net Mortgage Rates (%)                     Mortgage Loans      Balance         Mortgage       Balance      Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
3.5000 - 3.9999                                         2          $427,244          0.14%      $213,622       750     82.81%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
4.0000 - 4.4999                                         7         1,197,385           0.40       171,055       711      73.68
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
4.5000 - 4.9999                                        18         3,694,685           1.22       205,260       701      81.18
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
5.0000 - 5.4999                                        51        13,110,298           4.34       257,065       698      73.98
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
5.5000 - 5.9999                                        94        28,989,802           9.59       308,402       690      78.72
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
6.0000 - 6.4999                                       185        45,271,585          14.98       244,711       686      79.95
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
6.5000 - 6.9999                                       117        28,393,374           9.40       242,678       685      80.82
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
7.0000 - 7.4999                                       160        36,785,850          12.17       229,912       662      82.78
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
7.5000 - 7.9999                                       185        25,984,151           8.60       140,455       677      89.91
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
8.0000 - 8.4999                                       268        33,888,171          11.22       126,448       668      93.51
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
8.5000 - 8.9999                                       170        18,734,445           6.20       110,203       664      91.94
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
9.0000 - 9.4999                                       185        14,808,020           4.90        80,043       666      88.12
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
9.5000 - 9.9999                                       177        12,007,963           3.97        67,842       663      85.74
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
10.0000 - 10.4999                                     157         9,172,806           3.04        58,426       649      78.66
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
10.5000 - 10.9999                                     140         9,099,797           3.01        64,999       641      81.71
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
11.0000 - 11.4999                                     146         8,282,761           2.74        56,731       642      79.31
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
11.5000 - 11.9999                                     106         6,081,738           2.01        57,375       640      81.92
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
12.0000 - 12.4999                                      67         3,361,661           1.11        50,174       639      82.52
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
12.5000 - 12.9999                                      33         1,617,433           0.54        49,013       641      77.57
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
13.0000 - 13.4999                                      18           743,586           0.25        41,310       656      70.84
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
13.5000 - 13.9999                                       4           373,601           0.12        93,400       697      74.98
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
14.0000 - 14.4999                                       6            88,581           0.03        14,764       643      87.81
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
17.0000 - 17.4999                                       1            49,968           0.02        49,968       692     100.00
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
Total:                                              2,297      $302,164,904        100.00%      $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------- --------- ----------
As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage Loans will be approximately 7.769% per annum.

Mortgage Rates of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Range of                                     Number of        Principal      Percentage of   Principal    Credit   Original
Mortgage Rates (%)                         Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
4.0000 - 4.4999                                         1          $307,185          0.10%     $307,185       785     80.00%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
4.5000 - 4.9999                                         4           769,440           0.25      192,360       740      76.37
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
5.0000 - 5.4999                                        12         2,044,652           0.68      170,388       703      79.63
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
5.5000 - 5.9999                                        50        14,239,530           4.71      284,791       695      74.67
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
6.0000 - 6.4999                                        76        21,250,574           7.03      279,613       690      79.03
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
6.5000 - 6.9999                                       188        47,716,933          15.79      253,813       686      79.77
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
7.0000 - 7.4999                                       119        27,830,011           9.21      233,866       688      80.50
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
7.5000 - 7.9999                                       182        42,192,649          13.96      231,828       668      82.73
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
8.0000 - 8.4999                                       177        25,493,590           8.44      144,032       678      90.19
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
8.5000 - 8.9999                                       279        35,663,567          11.80      127,826       668      92.15
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
9.0000 - 9.4999                                       155        17,423,299           5.77      112,408       660      92.88
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
9.5000 - 9.9999                                       196        16,427,934           5.44       83,816       664      87.80
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
10.0000 - 10.4999                                     152        10,183,879           3.37       66,999       659      86.22
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
10.5000 - 10.9999                                     175        10,391,528           3.44       59,380       652      79.78
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
11.0000 - 11.4999                                     120         7,879,888           2.61       65,666       643      81.50
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
11.5000 - 11.9999                                     154         8,849,430           2.93       57,464       643      79.24
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
12.0000 - 12.4999                                     107         5,962,568           1.97       55,725       635      81.70
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
12.5000 - 12.9999                                      79         4,021,653           1.33       50,907       643      80.92
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
13.0000 - 13.4999                                      34         1,958,633           0.65       57,607       640      83.38
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
13.5000 - 13.9999                                      21           867,735           0.29       41,321       650      71.24
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
14.0000 - 14.4999                                       9           551,676           0.18       61,297       689      70.89
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
14.5000 - 14.9999                                       6            88,581           0.03       14,764       643      87.81
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
17.5000 - 17.9999                                       1            49,968           0.02       49,968       692     100.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans will be approximately 8.269% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Original                                     Number of        Principal      Percentage of   Principal    Credit   Original
Loan-to-Value Ratios (%)                   Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
50.00 or less                                         103        $6,052,122          2.00%      $58,758       681     37.31%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
50.01 - 55.00                                          41         3,633,965           1.20       88,633       668      52.99
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
55.01 - 60.00                                          41         5,508,921           1.82      134,364       670      58.98
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
60.01 - 65.00                                          72        10,533,744           3.49      146,302       680      63.99
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
65.01 - 70.00                                         109        12,365,975           4.09      113,449       687      69.19
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
70.01 - 75.00                                         159        18,916,592           6.26      118,972       686      73.99
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
75.01 - 80.00                                         572        96,110,282          31.81      168,025       669      79.74
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
80.01 - 85.00                                         228        29,950,684           9.91      131,363       663      84.29
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
85.01 - 90.00                                         275        40,405,038          13.37      146,927       663      89.58
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
90.01 - 95.00                                         111        17,014,503           5.63      153,284       676      94.68
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
95.01 - 100.00                                        458        48,112,117          15.92      105,048       673      99.73
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
100.01 or greater                                     128        13,560,963           4.49      105,945       711     104.95
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
The weighted average loan-to-value ratio at origination of the Mortgage Loans will be approximately 83.77%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.

Current Loan-to-Value Ratios of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Current                                      Number of        Principal      Percentage of   Principal    Credit   Original
Loan-to-Value Ratios (%)                   Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
50.00 or less                                         178        $9,031,962          2.99%      $50,741       672     45.04%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
50.01 - 55.00                                          45         3,213,818           1.06       71,418       673      57.17
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
55.01 - 60.00                                          63         6,519,056           2.16      103,477       676      63.10
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
60.01 - 65.00                                          78        11,333,330           3.75      145,299       675      65.12
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
65.01 - 70.00                                         122        13,173,166           4.36      107,977       686      71.51
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
70.01 - 75.00                                         162        20,309,992           6.72      125,370       682      74.95
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
75.01 - 80.00                                         504        86,826,443          28.73      172,275       668      79.94
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
80.01 - 85.00                                         234        37,249,026          12.33      159,184       669      83.95
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
85.01 - 90.00                                         236        36,824,180          12.19      156,035       667      90.03
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
90.01 - 95.00                                         133        20,948,308           6.93      157,506       678      95.32
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
95.01 - 100.00                                        481        49,657,259          16.43      103,238       674     100.24
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
100.01 or greater                                      61         7,078,365           2.34      116,039       708     106.10
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
The weighted average loan-to-value ratio of the Mortgage Loans will be approximately 82.43%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.

Geographic Distributions of Mortgaged Properties of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Geographic Distributions                   Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          California                                  226       $60,927,746         20.16%     $269,592       684     81.51%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          Florida                                     178        27,042,457           8.95      151,924       685      84.56
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          Texas                                       218        19,263,655           6.38       88,365       654      85.31
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          New York                                     86        19,259,137           6.37      223,943       678      77.63
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          New Jersey                                   56        12,489,068           4.13      223,019       671      81.64
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          Georgia                                      99         9,643,637           3.19       97,410       670      87.20
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
          Ohio                                        111         8,991,457           2.98       81,004       666      87.29
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Other                                               1,323       144,547,748          47.84      109,258       668      84.93
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
* Other includes other states and the District of Columbia with under 3% concentrations individually.

No more than approximately 0.53% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Mortgage Loan Purpose of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Mortgage Loan Purpose                      Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Equity Refinance                                    1,106      $143,399,434         47.46%     $129,656       670     79.46%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Purchase                                              975       131,193,168          43.42      134,557       675      88.49
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Rate/Term Refinance                                   216        27,572,302           9.12      127,650       677      83.76
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------

Occupancy Types of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Occupancy Types                            Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Primary Residence                                   1,987      $265,088,433         87.73%     $133,411       671     84.09%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Non-Owner Occupied                                    249        26,090,026           8.63      104,779       687      80.55
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Second/Vacation                                        61        10,986,446           3.64      180,106       686      83.64
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------

Mortgaged Property Types of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Mortgaged Property Types of the Mortgage   Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
Loans                                                                            Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Single Family detached                              1,765      $219,220,284         72.55%     $124,204       671     83.71%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Planned Unit Development (detached)                   155        28,704,171           9.50      185,188       679      85.46
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Two-to-four family units                              128        21,268,803           7.04      166,163       675      82.09
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Condo Low-Rise (under 5 stories)                      134        19,515,213           6.46      145,636       687      84.49
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Planned Unit Development (attached)                    32         6,514,306           2.16      203,572       676      85.17
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Manufactured Home                                      50         3,968,399           1.31       79,368       651      77.05
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Townhouse                                              22         1,389,937           0.46       63,179       668      87.02
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Condo Mid-Rise (5-8 stories)                            7         1,178,499           0.39      168,357       708      90.05
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Condo High-Rise (9 stories or more)                     3           346,006           0.11      115,335       679      70.30
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Co-op                                                   1            59,287           0.02       59,287       688      55.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------

Mortgage Loan Documentation Types of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Mortgage Loan                                Number of        Principal      Percentage of   Principal    Credit   Original
Documentation Types                        Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Full Documentation                                  1,588      $175,689,662         58.14%     $110,636       670     84.17%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Reduced Documentation                                 709       126,475,242          41.86      178,385       676      83.22
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------

Seasoning of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Range of                                     Number of        Principal      Percentage of   Principal    Credit   Original
Seasoning (in Months)                      Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
1 - 12                                              1,047      $198,428,425         65.67%     $189,521       674     83.60%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
13 - 24                                               162        30,379,700          10.05      187,529       682      82.87
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
25 - 36                                                30         3,595,572           1.19      119,852       713      84.21
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
37 - 48                                                10         1,306,521           0.43      130,652       672      91.68
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
49 - 60                                               175        18,366,560           6.08      104,952       712     102.40
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
61 - 72                                               133         8,345,328           2.76       62,747       643      77.97
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
73 - 84                                               704        39,865,036          13.19       56,626       647      77.96
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
85 - 96                                                33         1,695,304           0.56       51,373       663      78.50
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
97 or greater                                           3           182,458           0.06       60,819       608      71.83
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
As of the cut-off Date, the weighted average seasoning of the Mortgage Loans will be approximately 23 months.

Original Prepayment Penalty Term of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Original Prepayment                          Number of        Principal      Percentage of   Principal    Credit   Original
Penalty Term                               Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
None                                                1,519      $157,884,694         52.25%     $103,940       673     83.66%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
12 Months                                              53        13,144,644           4.35      248,012       675      82.57
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
24 Months                                             376        64,150,186          21.23      170,612       663      86.82
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
36 Months                                             326        62,838,633          20.80      192,757       680      80.71
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
60 Months                                              20         2,929,125           0.97      146,456       682      93.29
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Other                                                   3         1,217,621           0.40      405,874       663      86.20
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Other represents other prepayment penalty terms.  There are no mortgage loans with prepayment penalty terms exceeding 60 months.

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Range of                                     Number of        Principal      Percentage of   Principal    Credit   Original
Maximum Mortgage Rates (%)                 Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
9.0000 - 9.9999                                        31       $12,308,018          6.41%     $397,033       677     74.72%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
10.0000 - 10.9999                                      20         6,847,262           3.57      342,363       744      73.94
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
11.0000 - 11.9999                                      36        10,565,764           5.50      293,493       694      80.12
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
12.0000 - 12.9999                                     128        38,001,292          19.80      296,885       674      79.84
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
13.0000 - 13.9999                                     162        37,045,072          19.30      228,673       668      83.08
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
14.0000 - 14.9999                                     236        42,698,578          22.25      180,926       654      89.21
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
15.0000 - 15.9999                                     144        21,373,313          11.14      148,426       641      90.13
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
16.0000 - 16.9999                                     113        10,115,713           5.27       89,520       638      81.98
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
17.0000 - 17.9999                                     107         7,697,550           4.01       71,940       631      80.84
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
18.0000 - 18.9999                                      67         3,833,122           2.00       57,211       642      79.49
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
19.0000 - 19.9999                                      22         1,061,495           0.55       48,250       623      79.65
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
20.0000 - 20.9999                                       4           383,171           0.20       95,793       694      75.62
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              1,070      $191,930,350        100.00%     $179,374       664     83.31%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
As of the cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans will be approximately 13.787% per annum.

Next Interest Rate Adjustment Dates of the Adjustable Rate Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Next Interest Rate Adjustment Dates        Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------
September 2006                                         94       $22,127,943         11.53%     $235,404       685     76.54%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
October 2006                                           42         3,804,501           1.98       90,583       642      80.74
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
November 2006                                          66         5,492,069           2.86       83,213       628      80.94
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
December 2006                                          66         6,455,583           3.36       97,812       654      78.56
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2007                                           62         4,208,976           2.19       67,887       657      79.26
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
February 2007                                          55         3,825,095           1.99       69,547       636      80.99
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
March 2007                                              1           181,873           0.09      181,873       713      90.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2007                                              5           756,826           0.39      151,365       656      86.25
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
May 2007                                                5           803,129           0.42      160,626       635      83.51
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
June 2007                                              13         3,913,466           2.04      301,036       669      85.37
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
July 2007                                              24         5,480,013           2.86      228,334       666      81.40
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
August 2007                                            18         3,420,507           1.78      190,028       646      78.09
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
September 2007                                         36         7,599,545           3.96      211,098       675      84.96
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
October 2007                                           37         9,167,964           4.78      247,783       665      85.05
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
November 2007                                          32         8,233,408           4.29      257,294       646      79.94
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
December 2007                                          46         9,962,299           5.19      216,572       650      84.82
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2008                                           80        16,439,164           8.57      205,490       660      85.76
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
February 2008                                          62        13,077,065           6.81      210,920       656      84.78
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
March 2008                                             78        14,041,149           7.32      180,015       646      90.62
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2008                                             46         6,354,849           3.31      138,149       640      95.65
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
June 2008                                               2           330,589           0.17      165,295       626      83.53
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
July 2008                                               8         1,811,231           0.94      226,404       672      83.42
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
August 2008                                             4         1,036,276           0.54      259,069       649      85.61
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
September 2008                                         10         2,327,634           1.21      232,763       680      83.63
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
October 2008                                           13         3,468,718           1.81      266,824       683      88.09
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
November 2008                                           7         1,187,310           0.62      169,616       637      79.27
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
December 2008                                          20         3,532,594           1.84      176,630       661      82.47
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2009                                           15         4,524,004           2.36      301,600       670      87.67
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
February 2009                                          16         2,498,238           1.30      156,140       669      86.96
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
March 2009                                             27         4,092,304           2.13      151,567       671      92.94
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2009                                             20         3,762,669           1.96      188,133       658      89.86
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
May 2009                                                1           252,012           0.13      252,012       612      79.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2010                                              2           243,548           0.13      121,774       671      84.55
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
July 2010                                               1           479,925           0.25      479,925       692      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
August 2010                                             4           465,762           0.24      116,440       676      80.84
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
September 2010                                          2           273,514           0.14      136,757       637      83.62
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
October 2010                                            3           630,996           0.33      210,332       635      78.31
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
November 2010                                           5         1,841,158           0.96      368,232       725      84.85
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
December 2010                                          11         3,028,835           1.58      275,349       718      76.34
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2011                                            2           417,495           0.22      208,748       729      75.56
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
February 2011                                           1            70,909           0.04       70,909       670      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
March 2011                                              9         1,525,546           0.79      169,505       676      82.79
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2011                                              3           870,393           0.45      290,131       698      77.78
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
June 2011                                               1           211,920           0.11      211,920       733      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
November 2012                                           2         1,135,000           0.59      567,500       780      48.57
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2013                                            1           386,879           0.20      386,879       723      92.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2013                                              1           425,089           0.22      425,089       687      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
July 2015                                               1            75,077           0.04       75,077       682      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
December 2015                                           4         3,359,498           1.75      839,874       715      73.13
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
January 2016                                            3         1,044,767           0.54      348,256       676      80.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
March 2016                                              1           285,014           0.15      285,014       601      84.00
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
April 2016                                              2           990,023           0.52      495,011       722      77.46
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              1,070      $191,930,350        100.00%     $179,374       664     83.31%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
As of the cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date of the Mortgage Loans will be approximately 20 months.

Note Margins of the Adjustable Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
Range of                                     Number of        Principal      Percentage of   Principal    Credit   Original
Note Margins (%)                           Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
2.0000 - 2.9999                                        68       $19,802,079         10.32%     $291,207       707     76.11%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
3.0000 - 3.9999                                        53        17,776,120           9.26      335,398       683      77.37
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
4.0000 - 4.9999                                        31         5,950,065           3.10      191,938       688      78.33
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
5.0000 - 5.9999                                       257        51,387,138          26.77      199,950       661      83.35
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
6.0000 - 6.9999                                       449        71,826,732          37.42      159,970       655      86.90
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
7.0000 - 7.9999                                       168        21,068,810          10.98      125,410       643      84.92
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
8.0000 - 8.9999                                        41         3,659,314           1.91       89,252       628      80.63
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
9.0000 - 9.9999                                         3           460,091           0.24      153,364       706      70.49
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              1,070      $191,930,350        100.00%     $179,374       664     83.31%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
As of the cut-off Date, the weighted average note margin of the Mortgage Loans will be approximately 5.542% per annum.

Notional Credit Classification of the Mortgage Loans

------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
                                                                                                         Weighted  Weighted
                                                                                              Average    Average    Average
                                             Number of        Principal      Percentage of   Principal    Credit   Original
Notional Credit Classification             Mortgage Loans      Balance         Mortgage       Balance     Score       LTV
                                                                                 Loans
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Prime (non-IO)                                      1,081      $134,559,534         44.53%     $124,477       709     84.98%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Prime (IO)                                            116        34,323,161          11.36      295,889       715      79.69
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
A/Alt A (non-IO)                                      538        64,277,674          21.27      119,475       641      83.51
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
A/Alt A (IO)                                           66        17,362,462           5.75      263,068       644      85.87
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Insured (non-IO)                                       11         1,884,750           0.62      171,341       598      92.45
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
A- (non-IO)                                           469        46,622,687          15.43       99,409       600      82.68
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
A- (IO)                                                16         3,134,636           1.04      195,915       602      81.59
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------
Total:                                              2,297      $302,164,904        100.00%     $131,548       673     83.77%
------------------------------------------ --------------- ----------------- -------------- ------------ --------- ----------

                                                ASSUMED FIXED RATE MORTGAGE LOANS

                                                                   Remaining       Remaining
                                                                 Amortization       Term to
    Loan            Aggregate           Mortgage     Servicing       Term          Maturity          Age
                                                     Fee Rate
   Number       Principal Balance       Rate (%)        (%)        (Months)        (Months)       (Months)
     1                   $38,674.97      8.125         0.500          114             114             6
     2                  380,220.50       10.317        0.466          44              44             76
     3                     7,920.01      11.950        0.500          110             110            10
     4                  183,754.87       9.700         0.500          171             171             9
     5                  927,837.43       6.776         0.487          169             169            11
     6                   98,401.46       8.469         0.500          170             170            10
     7                  154,516.99       5.250         0.500          165             165            15
     8                4,646,286.41       9.780         0.466          118             118            62
     9                  240,669.85       11.745        0.500          139             139            41
     10                  49,474.16       7.875         0.500          234             234             6
     11                 123,573.22       10.363        0.500          231             231             9
     12                 624,166.56       7.384         0.500          230             230            10
     13                  26,836.23       10.600        0.500          227             227            13
     14               2,303,550.72       8.961         0.479          186             186            53
     15                 167,971.56       11.325        0.500          219             219            21
     16               2,551,386.66       7.394         0.493          353             353             7
     17                 263,036.04       10.490        0.500          350             350            10
     18                 768,782.81       8.168         0.500          350             350            10
     19               1,788,273.98       9.988         0.500          346             346            13
     20                 481,668.63       7.875         0.500          354             354             6
     21             13,549,828.26        7.299         0.482          345             345            13
     22               1,282,172.06       9.329         0.500          340             340            17
     23               2,341,540.23       8.578         0.344          315             315            45
     24             52,613,588.18        8.626         0.412          312             312            48
     25               2,032,623.96       9.929         0.500          345             345            15
     26                 765,000.00       6.850         0.500          300             350            10
     27               3,821,489.17       6.613         0.500          288             349            11
     28               3,523,134.11       6.878         0.500          245             354             6
     29                  35,400.00       10.500        0.500          300             348            12
     30                 631,214.38       9.722         0.500          351             171             9
     31                 446,391.94       7.587         0.500          461             336            10
     32               2,061,674.48       9.937         0.500          351             171             9
     33                 822,170.63       7.936         0.500          473             353             7
     34                 934,908.73       11.231        0.500          351             171             9
     35                 286,231.25       8.875         0.250          305             125            55
     36                 107,279.64       9.990         0.500          350             170            10
     37               5,004,846.02       10.273        0.500          302             127            66
     38               4,148,058.12       9.883         0.500          349             169            11

                                                           ASSUMED ADJUSTABLE RATE MORTGAGE LOANS

                                                    Remaining   Remaining           Months to    Months     Initial  Subsequent
                                          ServicingAmortization  Term to            Next Rate    Between    Periodic  Periodic             Minimum   Maximum
  Loan          Aggregate       Mortgage    Fee       Term      Maturity     Age    Adjustment    Rate       Rate       Rate      Gross    Mortgage  Mortgage
                                          Rate                                                                                   Margin
 Number     Principal Balance   Rate (%)    (%)     (Months)    (Months)   (Months)   Date     Adjustments  Cap (%)   Cap (%)      (%)     Rate (%)  Rate (%)
   39              $945,514.04   6.560     0.500       351         351        9        51          12        4.793     2.000      2.478     2.478     11.560

   40           99,804.96        5.000     0.500       347         347       13         2          12        1.000     1.000      2.250     2.250     10.000

   41          572,048.09        5.224     0.500       348         348       12        27          12        1.000     1.000      2.250     2.250     10.224

   42          334,621.33        7.898     0.500       337         337       23         1           6        2.000     1.000      6.000     7.898     13.898

   43          515,296.45        6.625     0.500       350         350       10         2           6        2.000     1.000      5.750     6.625     12.625

   44          217,141.12        7.086     0.500       338         338       22         2           6        2.000     1.000      6.000     7.086     13.086

   45          274,618.85        6.990     0.500       338         338       22         2           6        2.000     1.000      5.250     6.990     12.990

   46          234,016.23        6.950     0.500       339         339       21         3           6        2.000     1.000      6.000     6.950     12.950

   47          441,061.57        6.550     0.500       339         339       21         3           6        2.000     1.000      5.500     6.550     12.550

   48          803,155.36        6.104     0.500       340         340       20         4           6        2.000     1.000      6.000     6.128     12.104

   49         1,595,631.76       6.853     0.500       340         340       20         4           6        2.000     1.000      6.018     6.914     12.853

   50          375,310.84        5.300     0.500       329         329       31         5           6        2.000     1.000      6.500     6.500     11.300

   51         3,277,329.09       8.055     0.441       353         353        7        26           6        3.000     1.000      5.927     6.267     14.102

   52         22,726,083.14      8.249     0.457       353         353        7        18           6        2.912     1.048      6.477     7.404     14.418

   53         5,450,390.10       7.483     0.455       356         356        7        48           6        3.669     1.356      5.150     5.596     13.522

   54           39,557.21        8.100     0.500       344         344       16         8           6        3.000     1.000      8.100     8.100     14.100

   55         26,685,173.48      8.240     0.458       353         353        7        21           6        2.969     1.042      6.242     7.218     14.399

   56          402,681.71        6.600     0.375       347         347       13        11           6        3.000     1.000      5.550     6.600     12.600

   57          149,480.35        10.240    0.500       352         352        8        16           6        3.000     1.000      9.240     10.240    16.240

   58          244,139.78        7.840     0.500       355         355        5        19           6        3.000     1.000      6.840     7.840     13.840

   59          128,162.19        7.040     0.500       354         354        6        18           6        3.000     1.000      6.040     7.040     13.040

   60          480,337.82        6.990     0.500       348         348       12        12           6        3.000     1.000      5.990     6.990     12.990

   61           95,620.24        7.240     0.500       355         355        5        19           6        3.000     1.000      6.240     7.240     13.240

   62          196,281.39        6.840     0.500       350         350       10        14           6        3.000     1.000      5.840     6.840     12.840

   63          216,636.48        7.940     0.500       353         353        7        17           6        3.000     1.000      6.940     7.940     13.940

   64           76,969.46        8.140     0.500       348         348       12        12           6        3.000     1.000      7.140     8.140     14.140

   65         1,436,472.74       8.030     0.500       351         351        9        15           6        2.105     1.153      6.260     8.041     14.030

   66         5,728,855.24       6.403     0.390       347         347       13        11           6        3.000     1.000      5.356     6.403     12.403

   67          272,856.59        6.800     0.500       350         350       10        14           6        2.000     1.000      5.500     6.800     12.800

   68         6,422,363.66       8.075     0.495       349         349        9        23           6        2.044     1.000      5.814     7.853     14.075

   69          229,120.95        6.250     0.375       352         352        8        52           6        3.000     1.000      5.550     6.250     12.250

   70         6,900,256.12       7.937     0.500       350         350       10        17           6        2.036     1.083      5.554     7.298     13.937

   71          270,287.01        6.250     0.375       347         347       13        11           6        3.000     1.000      5.550     6.250     12.250

   72           91,152.01        7.980     0.500       347         347       13        11           6        3.000     1.000      6.980     7.980     13.980

   73          417,687.52        7.990     0.500       352         352        8        16           6        3.000     1.000      6.990     7.990     13.990

   74           59,552.07        8.570     0.500       348         348       12        12           6        3.000     1.000      7.570     8.570     14.570

   75          497,250.00        6.076     0.500       300         353        7        53          12        5.000     2.000      2.250     2.250     11.076

   76          615,000.00        5.750     0.500       240         351        9        75          12        5.000     2.000      2.750     2.750     10.750

   77          230,500.00        7.375     0.500       336         339       21         3           6        3.000     1.000      5.500     5.500     13.375

   78          152,100.00        6.410     0.500       300         342       18         6           6        3.000     1.500      4.610     6.410     13.410

   79         1,490,203.99       8.222     0.445       295         355        5        32           6        3.226     1.075      5.613     6.814     14.222

                                                                  ASSUMED ADJUSTABLE RATE MORTGAGE LOANS (continued)

                                                Remaining   Remaining           Months to     Months     Initial   Subsequent
                                      Servicing Amortization Term to            Next Rate    Between    Periodic   Periodic               Minimum  Maximum
  Loan        Aggregate     Mortgage    Fee        Term     Maturity     Age    Adjustment     Rate       Rate       Rate       Gross     Mortgage Mortgage
             Principal                                                                                                                    Rate
 Number        Balance      Rate (%)  Rate (%)   (Months)   (Months)   (Months)    Date     Adjustments  Cap (%)    Cap (%)   Margin (%)    (%)    Rate (%)
   81          $463,095.78   6.750     0.500       300         352        8         52          6         3.000      1.000      5.200      6.750    12.750
   82        10,980,938.90   7.194     0.497       260         353        7         69          6         4.997      1.763      3.632      4.692    13.219

   83         5,331,492.39   7.613     0.496       283         351        9         27          6         3.804      1.331      5.061      6.803    13.705

   84           624,624.99   9.640     0.500       314         350       10         14          6         2.000      1.000      6.000      9.640    15.640

   85         6,161,235.68   6.962     0.500       318         347       10         13          6         2.213      1.000      5.982      6.962    12.962

   86         4,944,536.08   6.922     0.500       300         350       10         25          6         2.405      1.010      4.901      6.430    12.922

   87         5,069,046.98   6.856     0.496       274         349       11         29          6         3.398      1.000      3.982      4.996    12.688

   88           449,169.34   9.240     0.500       471         351        9         15          6         3.000      1.000      8.240      9.240    15.240

   89         9,016,120.96   7.334     0.500       472         352        8         16          6         2.964      1.000      6.145      7.399    13.612

   90           268,912.30   6.500     0.500       472         352        8         28          6         3.000      1.000      5.500      6.500    12.500

   91         4,976,850.89   7.739     0.500       473         353        7         25          6         3.085      1.000      6.468      7.739    14.133

   92           127,727.39   6.640     0.500       475         355        5         19          6         3.000      1.000      5.640      6.640    12.640

   93           305,505.66   6.190     0.500       471         351        9         15          6         3.000      1.000      5.190      6.190    12.190

   94           516,570.28   8.450     0.500       473         353        7         17          6         2.000      1.500      6.143      8.450    14.450

   95           371,177.51   8.750     0.500       474         354        6         18          6         2.000      1.500      6.443      8.750    14.750

   96           131,591.00   8.090     0.500       468         348       12         24          6         3.000      1.000      7.090      8.090    14.090

   97           590,630.81   8.625     0.500       351         351        9         1           1        99.000     99.000      3.250      3.250    10.950

   98           424,022.49   7.750     0.500       351         351        9         1           1        99.000     99.000      3.275      3.275    10.950

   99         1,074,610.98   7.511     0.500       376         376        6         1           1        99.000     99.000      3.096      3.096    10.296

   100        4,535,829.48   7.482     0.500       347         347       13         1           1        99.000     99.000      3.036      3.036    11.211

   101          132,449.13   8.250     0.500       355         355        5         1           1        99.000     99.000      2.900      2.900    9.950

   102          270,645.76   7.625     0.500       353         353        7         1           1        99.000     99.000      3.200      3.200    9.950

   103        3,284,176.70   7.695     0.500       353         353        7         1           1        99.000     99.000      3.220      3.220    9.950

   104        7,285,500.17   7.813     0.500       353         353        7         1           1        99.000     99.000      3.391      3.391    9.950

   105          555,265.46   7.760     0.500       353         353        7         1           1        99.000     99.000      3.331      3.331    9.950

   106          271,616.58   7.750     0.500       353         353        7         1           1        99.000     99.000      3.300      3.300    10.450

   107        2,953,697.78   11.481    0.500       283         283       77         1           6         2.401      1.155      6.706     10.034    17.338

   108          133,418.86   10.946    0.500       283         283       77         1           6         3.000      1.000      6.141      9.979    16.693

   109          187,635.63   11.279    0.500       283         283       77         1           6         3.000      1.105      5.796     10.947    17.320

   110           93,821.62   11.500    0.500       283         283       77         1           6         2.000      1.000      6.750     11.250    18.250

   111        2,080,382.30   11.547    0.500       284         284       76         2           6         2.411      1.217      6.502      9.392    17.203

   112           41,505.44   11.500    0.500       284         284       76         2           6         3.000      1.000      6.470     10.750    16.750

   113           45,040.29   10.750    0.500       284         284       76         2           6         3.000      1.000      5.750     10.250    17.250

   114          379,592.51   11.847    0.500       262         262       76         2           6         3.000      1.079      6.968     10.709    17.809

   115          116,561.26   12.500    0.500       284         284       76         2           6         3.000      1.000      7.500     11.500    17.500

   116           34,558.25   11.800    0.500       284         284       76         2           6         2.000      1.000      6.550     11.800    18.800

   117        3,293,696.89   11.917    0.500       285         285       75         3           6         2.463      1.163      6.732      9.673    17.368

   118           55,000.79   11.625    0.500       285         285       75         3           6         3.000      1.000      6.500     10.490    16.490

   119           68,732.92   11.990    0.500       285         285       75         3           6         2.000      1.000      4.000     11.990    18.990

   120           68,477.32   11.125    0.500       285         285       75         3           6         2.000      1.000      5.990      9.500    16.500

                                                                  ASSUMED ADJUSTABLE RATE MORTGAGE LOANS (continued)

                                                Remaining   Remaining           Months to     Months     Initial   Subsequent
                                      Servicing Amortization Term to            Next Rate    Between    Periodic   Periodic               Minimum  Maximum
  Loan        Aggregate     Mortgage    Fee        Term     Maturity     Age    Adjustment     Rate       Rate       Rate       Gross     Mortgage Mortgage
             Principal                                                                                                                    Rate
 Number        Balance      Rate (%)  Rate (%)   (Months)   (Months)   (Months)    Date     Adjustments  Cap (%)    Cap (%)   Margin (%)    (%)    Rate (%)
   121       $1,030,197.94   11.524    0.500       285         285       75         3           6         3.000      1.221      6.382     10.403    16.963

   122           70,385.65   11.250    0.500       285         285       75         3           6         2.000      1.000      6.000     11.250    18.250
   123        3,293,612.84   11.719    0.500       285         285       75         4           6         2.783      1.137      6.460      9.477    17.293

   124           77,037.52   11.750    0.500       286         286       74         4           6         3.000      1.000      6.500     11.050    18.050
   125          171,479.00   8.250     0.500       334         334       26         4           6         2.000      1.000      4.750      6.250    12.250
   126          438,673.28   12.002    0.500       276         276       74         4           6         2.898      1.000      6.657     10.777    17.901

   127           32,578.89   12.375    0.500       286         286       74         4           6         3.000      1.000      7.160     11.400    17.400

   128           43,414.61   12.000    0.500       286         286       74         4           6         3.000      1.000      6.800      9.990    15.990

   129           87,376.73   12.305    0.500       287         287       73         5           6         3.000      1.500      6.805     11.085    18.085
   130        2,804,030.28   11.952    0.500       286         286       74         5           6         2.590      1.135      6.591     10.172    17.332
   131          138,596.84   11.875    0.500       287         287       73         5           6         3.000      1.000      6.500     11.150    18.000

   132           54,930.76   12.875    0.500       287         287       73         5           6         3.000      1.000      7.550     11.850    18.850
   133          195,088.87   10.127    0.500       329         329       31         5           6         2.000      1.000      5.401      7.278    13.278
   134          553,641.62   11.237    0.477       286         286       74         5           6         2.762      1.189      5.922     10.475    16.853
   135        2,797,397.71   12.364    0.498       287         287       73         6           6         2.734      1.148      6.749      9.941    17.405
   136          820,355.65   11.461    0.495       288         288       72         6           6         3.000      1.144      6.015      8.659    16.805

   137           55,241.42   12.870    0.500       288         288       72         6           6         3.000      1.000      6.690     12.870    18.870

   138           44,912.85   9.250     0.500       283         283       77         32          36        3.000      1.000      6.875      6.875    16.875
   139          319,200.00   7.000     0.500       240         347       13         11          12        2.000      2.000      2.500      2.500    11.000

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                          $291,892,000 (Approximate)

                                                  GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-SP3

                                                          RAAC SERIES 2006-SP3 TRUST
                                                                Issuing Entity

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                      Depositor (SEC File No. 333-125485)

                                                        RESIDENTIAL FUNDING CORPORATION
                                                          Master Servicer and Sponsor

                                                                AUGUST 21, 2006

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                         CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to
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issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the
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A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the
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                                                                                                                      [GRAPHIC OMITTED]
RAAC SERIES 2006-SP3 TRUST
Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP3
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities
(USA) LLC.
---------------------------------------------------------------------------------------------------------------------------------------

                                                         Net WAC Cap Schedule

            (Static = Current Index Values (1); Shock = All index values increase to 20.00% beginning in the first period)

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
Month              Static (1)(3)        Shock(2)(3)          Month        Static (1)(3)        Shock(2)(3)
----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               8.96%            22.64%              47               9.02%            14.38%
       2               7.78%            20.72%              48               8.74%            14.09%
       3               7.59%            20.43%              49               8.77%            14.10%
       4               7.80%            20.35%              50               9.03%            14.30%
       5               7.61%            20.05%              51               8.75%            9.79%
       6               7.62%            19.84%              52               9.03%            10.11%
       7               8.07%            20.03%              53               8.74%            9.77%
       8               7.61%            18.55%              54               8.73%            9.76%
       9               7.82%            18.51%              55               9.65%            10.80%
       10              7.62%            18.19%              56               8.71%            9.74%
       11              7.83%            18.16%              57               8.99%            10.04%
       12              7.68%            17.90%              58               8.69%            9.70%
       13              7.68%            17.72%              59               8.97%            10.01%
       14              7.94%            17.50%              60               8.67%            9.67%
       15              7.73%            17.14%              61               8.66%            9.66%
       16              7.97%            17.10%              62               8.94%            9.96%
       17              7.85%            16.71%              63               8.64%            9.62%
       18              7.91%            16.48%              64               8.92%            9.93%
       19              8.54%            16.81%              65               8.62%            9.59%
       20              8.14%            14.93%              66               8.61%            9.57%
       21              8.38%            15.00%              67               9.20%            10.21%
       22              8.36%            14.90%              68               8.60%            9.53%
       23              8.72%            15.12%              69               8.87%            9.83%
       24              8.53%            14.86%              70               8.62%            9.61%
       25              8.58%            14.81%              71               8.90%            9.91%
       26              8.93%            14.13%              72               8.60%            9.57%
       27              8.68%            13.83%              73               8.59%            9.55%
       28              9.03%            14.13%              74               8.87%            9.85%
       29              8.79%            13.85%              75               8.57%            9.51%
       30              8.84%            13.86%              76               8.85%            9.84%
       31              9.64%            14.67%              77               8.55%            9.51%
       32              8.85%            13.38%              78               8.54%            9.49%
       33              9.14%            13.60%              79               9.45%            10.48%
       34              8.85%            13.34%              80               8.52%            9.45%
       35              9.13%            13.59%              81               8.80%            9.75%
       36              8.85%            13.27%
       37              8.84%            14.24%
       38              9.11%            14.49%
       39              8.82%            14.20%
       40              9.09%            14.52%
       41              8.80%            14.25%
       42              8.79%            14.25%
       43              9.59%            15.10%
       44              8.78%            14.20%
       45              9.04%            14.45%
       46              8.76%            14.14%
----------------------------------------------------------------------------------------------------------

(1)    Assumes 1-month LIBOR remains  constant at 5.386077%,  6-month LIBOR remains  constant at 5.496918%,  1-year LIBOR remains constant at 5.508636% and 1-year Treasury remains constant at 5.424611%.

(2)    Assumes Net Swap Payments are received from the related Swap Agreement.

(3)    Assumes Prepayment Pricing Assumption, no default, no losses and run to the Optional Termination Date.

                                                     Class A Sensitivity Analysis
                                                            To 10% Call(1)

 ------------------------------------ ------------- -------------- ------------- -------------- --------------
                                         50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
                A-1
            WAL (years)                  2.02          1.34           1.00          0.80           0.66
  Principal Window Begin (months)         1              1             1              1              1
   Principal Window End (months)          56            35             25            20             16
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                A-2
            WAL (years)                  6.90          4.55           3.00          2.06           1.64
  Principal Window Begin (months)         56            35             25            20             16
   Principal Window End (months)         118            79             58            32             25
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                A-3
            WAL (years)                 12.35          8.50           6.24          4.23           2.47
  Principal Window Begin (months)        118            79             58            32             25
   Principal Window End (months)         159            110            81            63             36
------------------------------------ ------------- -------------- ------------- -------------- --------------

                                                     Class A Sensitivity Analysis
                                                            To Maturity(1)

------------------------------------ ------------- -------------- ------------- -------------- --------------
                                       50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
                 A-1
            WAL (years)                  2.02          1.34           1.00          0.80           0.66
  Principal Window Begin (months)         1              1             1              1              1
   Principal Window End (months)          56            35             25            20             16
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                A-2
            WAL (years)                  6.90          4.55           3.00          2.06           1.64
  Principal Window Begin (months)         56            35             25            20             16
   Principal Window End (months)         118            79             58            32             25
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                A-3
            WAL (years)                 14.70          10.43          7.82          5.50           2.47
  Principal Window Begin (months)        118            79             58            32             25
   Principal Window End (months)         302            249           198            159            36
------------------------------------ ------------- -------------- ------------- -------------- --------------

(1)    Assumes 1-month LIBOR remains  constant at 5.386077%,  6-month LIBOR remains  constant at 5.496918%,  1-year LIBOR remains constant at 5.508636% and 1-year  Treasury  remains  constant at 5.424611% and run at the Pricing Speed with no losses and trigger is not in effect.

                                                      Class M Sensitivity Analysis
                                                            To 10% Call(1)

------------------------------------ ------------- -------------- ------------- -------------- --------------
                                       50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
                 M-1
            WAL (years)                  8.74          5.93           4.74          4.62           4.09
  Principal Window Begin (months)         50            38             42            48             36
   Principal Window End (months)         159            110            81            63             50
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-2
            WAL (years)                  8.74          5.92           4.62          4.17           4.14
  Principal Window Begin (months)         50            37             40            43             48
   Principal Window End (months)         159            110            81            63             50
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-3
            WAL (years)                  8.74          5.92           4.57          3.99           3.87
  Principal Window Begin (months)         50            37             39            41             44
   Principal Window End (months)         159            110            81            63             50
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-4
            WAL (years)                  8.74          5.92           4.55          3.91           3.70
  Principal Window Begin (months)         50            37             38            40             42
   Principal Window End (months)         159            110            81            63             50
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-5
            WAL (years)                  8.74          5.92           4.53          3.89           3.62
  Principal Window Begin (months)         50            37             38            39             41
   Principal Window End (months)         159            110            81            63             50
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-6
            WAL (years)                  0.88          0.92           0.97          1.04           1.15
  Principal Window Begin (months)         1              1             1              1              1
   Principal Window End (months)          21            23             25            28             34
                                     ------------- -------------- ------------- -------------- --------------

                                                     Class M Sensitivity Analysis
                                                            To Maturity(1)

------------------------------------ ------------- -------------- ------------- -------------- --------------
                                       50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
                M-1
            WAL (years)                  9.57          6.59           5.27          5.05           6.73
  Principal Window Begin (months)         50            38             42            48             36
   Principal Window End (months)         269            204           157            126            131
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-2
            WAL (years)                  9.51          6.52           5.11          4.56           4.70
  Principal Window Begin (months)         50            37             40            43             48
   Principal Window End (months)         253            187           143            114            93
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-3
            WAL (years)                  9.42          6.44           4.99          4.32           4.15
  Principal Window Begin (months)         50            37             39            41             44
   Principal Window End (months)         233            169           127            101            82
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-4
            WAL (years)                  9.32          6.36           4.91          4.20           3.94
  Principal Window Begin (months)         50            37             38            40             42
   Principal Window End (months)         216            154           116            91             74
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-5
            WAL (years)                  9.24          6.29           4.84          4.13           3.82
  Principal Window Begin (months)         50            37             38            39             41
   Principal Window End (months)         205            145           110            86             69
                                     ------------- -------------- ------------- -------------- --------------
                                     ------------- -------------- ------------- -------------- --------------
                M-6
            WAL (years)                  0.88          0.92           0.97          1.04           1.15
  Principal Window Begin (months)         1              1             1              1              1
   Principal Window End (months)          21            23             25            28             34
                                     ------------- -------------- ------------- -------------- --------------
(1)    Assumes 1-month LIBOR remains  constant at 5.386077%,  6-month LIBOR remains  constant at 5.496918%,  1-year LIBOR remains constant at 5.508636% and 1-year  Treasury  remains  constant at 5.424611% and run at the Pricing Speed with no losses and trigger is not in effect.

                                                          Excess Spread Table

Excess spread means the per annum rate equal to 1200 times the quotient of (x) the difference  between a) the total scheduled  interest of the  mortgage  loans based on the Net Mortgage  Rates in effect on the related due date after  taking into effect net swap  payments paid to the trust or swap  provider  minus  (b) the total  interest due on the  Certificates,  divided by (y) the  aggregate  principal balance of the Mortgage Loans as of the first day of the applicable accrual period.

                     1-Month   6-Month   1-Year     1-Year                                  1-Month   6-Month   1-Year    1-Year
           Static    Fwd       Fwd       Fwd        Fwd       Fwd                  Static    Fwd       Fwd       Fwd       Fwd        Fwd
           LIBOR(1)  LIBOR     LIBOR     LIBOR (%)  Treasury  LIBOR(2)(3)  Month   LIBOR(1)  LIBOR     LIBOR     LIBOR     Treasury   LIBOR(2)(3)
            (bps)      (%)       (%)                  (%)       (bps)              (bps)      (%)       (%)       (%)        (%)      (bps)

    1        319    5.386077  5.496918   5.508636  5.424611     319        47       377    5.315690  5.388570  5.481454   4.524723     372
    2        236    5.441300  5.494161   5.494294  5.434418     236        48       363    5.320892  5.394343  5.488474   4.491956     359
    3        235    5.448312  5.485804   5.474175  5.431503     235        49       366    5.326007  5.400379  5.495829   4.463723     362
    4        239    5.449224  5.462320   5.452607  5.399335     239        50       377    5.331416  5.406757  5.503482   4.440222     372
    5        239    5.502811  5.438931   5.430213  5.329899     238        51       361    5.337137  5.413490  5.511345   4.421518     357
    6        239    5.382309  5.397882   5.402457  5.225243     237        52       377    5.343183  5.420597  5.519323   4.407658     373
    7        250    5.369904  5.372689   5.384609  5.094164     250        53       359    5.349571  5.428091  5.527312   4.398672     355
    8        239    5.392283  5.347526   5.367248  4.944365     238        54       358    5.356314  5.435988  5.535206   4.394574     353
    9        245    5.310542  5.316712   5.347345  4.783170     243        55       410    5.363429  5.444272  5.542888   4.395270     404
   10        240    5.312002  5.298193   5.333993  4.618623     239        56       356    5.370931  5.452798  5.550237   4.400287     350
   11        247    5.261939  5.277963   5.319892  4.459483     244        57       372    5.378835  5.461374  5.557126   4.409010     366
   12        248    5.234461  5.264934   5.309502  4.315220     246        58       353    5.387155  5.469801  5.563421   4.420767     347
   13        249    5.222217  5.255353   5.300815  4.194668     247        59       370    5.395908  5.477862  5.568982   4.434832     363
   14        260    5.211409  5.246687   5.292585  4.101607     258        60       351    5.404922  5.485332  5.573660   4.450423     344
   15        255    5.201821  5.238714   5.284815  4.038143     253        61       350    5.413448  5.492003  5.577346   4.466842     343
   16        265    5.193235  5.231213   5.277537  4.005971     262        62       367    5.421250  5.497785  5.580104   4.483923     359
   17        269    5.185436  5.223962   5.270811  4.006379     266        63       348    5.428269  5.502619  5.582046   4.501639     340
   18        276    5.178207  5.216741   5.264732  4.040243     274        64       365    5.434448  5.506446  5.583296   4.519959     357
   19        314    5.171331  5.209390   5.259421  4.107231     312        65       346    5.439729  5.509207  5.583985   4.538856     338
   20        300    5.164592  5.202017   5.255033  4.203039     301        66       345    5.444054  5.510843  5.584254   4.558301     337
   21        311    5.157773  5.194846   5.251751  4.321200     313        67       380    5.447366  5.511348  5.584253   4.578266     371
   22        326    5.150658  5.188159   5.249790  4.453799     329        68       344    5.449606  5.510933  5.584140   4.598721     334
   23        348    5.143031  5.182299   5.249394  4.591460     351        69       360    5.450718  5.509879  5.584082   4.619637     351
   24        345    5.135037  5.177669   5.250839  4.723334     349        70       346    5.450643  5.508485  5.584257   4.640987     337
   25        351    5.128029  5.174667   5.254358  4.839200     355        71       362    5.449324  5.507065  5.584850   4.662742     354
   26        372    5.122473  5.173485   5.259904  4.936386     378        72       344    5.447014  5.505953  5.586055   4.684872     335
   27        364    5.118500  5.174259   5.267336  5.014556     371        73       343    5.444932  5.505445  5.588027   4.707350     335
   28        384    5.116244  5.177122   5.276487  5.073765     389        74       359    5.443425  5.505640  5.590736   4.730145     352
   29        377    5.115834  5.182209   5.287161  5.114460     382        75       341    5.442538  5.506582  5.594098   4.753231     333
   30        383    5.117405  5.189657   5.299138  5.137480     387        76       358    5.442315  5.508317  5.598022   4.776578     350
   31        418    5.121088  5.199520   5.312169  5.144059     421        77       339    5.442800  5.510891  5.602414   4.800158     332
   32        386    5.127014  5.211514   5.325981  5.135846     390        78       338    5.444039  5.514348  5.607172   4.823942     331
   33        400    5.135317  5.225231   5.340271  5.114885     403        79       390    5.446074  5.518695  5.612190   4.847901     383
   34        388    5.146127  5.240206   5.354712  5.083613     392        80       336    5.448952  5.523773  5.617354   4.872006     329
   35        402    5.159578  5.255926   5.368948  5.044854     404        81       353    5.452715  5.529374  5.622546   4.896229     345
   36        390    5.175330  5.271824   5.382597  5.001821     392
   37        391    5.191532  5.287360   5.395325  4.957497     391
   38        387    5.207565  5.302283   5.407085  4.912657     386
   39        368    5.223257  5.316414   5.417917  4.867483     366
   40        381    5.238433  5.329577   5.427878  4.822152     379
   41        369    5.252921  5.341594   5.437041  4.776832     367
   42        368    5.266547  5.352288   5.445496  4.731684     366
   43        404    5.279139  5.361548   5.453349  4.686945     401
   44        367    5.290522  5.369533   5.460724  4.643186     363
   45        378    5.300524  5.376501   5.467760  4.601086     374
   46        365    5.308971  5.382740   5.474612  4.561353     361
----------------------------------------------------------------------------------------------------------------------------------------------

(1)    Assumes 1-month LIBOR remains  constant at 5.386077%,  6-month LIBOR remains  constant at 5.496918%,  1-year LIBOR remains constant at 5.508636% and 1-year Treasury remains constant at 5.424611% and run at the Pricing Speed to call.
(2)    Assumes 1-month Forward LIBOR,  6-month Forward LIBOR,  1-year Forward LIBOR and 1-year Forward  Treasury  instantaneously and run at the Pricing Speed to call.
(3)    Assumes a lookback of 1 month for 1-month LIBOR and 3 or 4 months for 6-month LIBOR, 1-year LIBOR and 1-year Treasury.

                                                           Break-Even Tables

------------------------------------ ---------------------------------- ---------------------------------- ----------------------------------
                                               30% Severity                       40% Severity                       50% Severity
                                                                                                           ----------------------------------
------------------------------------ ---------------- ----------------- ---------------- ----------------- ---------------- -----------------
                                      CDR Break(%)    Collateral Loss    CDR Break(%)    Collateral Loss    CDR Break(%)    Collateral Loss
Class M1                                  31.11            15.62%            21.01            16.31%            15.83            16.75%
Class M2                                  20.92            12.20%            14.73            12.72%            11.36            13.05%
Class M3                                  16.13            10.19%            11.59            10.61%            9.04             10.88%
Class M4                                  14.28            9.32%             10.36            9.71%             8.12             9.96%
Class M5                                  12.93            8.65%             9.46             9.03%             7.46             9.27%
Class M6                                  12.43            8.40%             9.13             8.77%             7.22             9.02%

The tables above display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, where the referenced Certificate first incurs a writedown.
Calculations are run to maturity at 1-month, 6-month and 1-year forward LIBOR and 1-year
Treasury. Other assumptions incorporated include:

(1)     The Pricing Prepayment Assumptions are applied
(2)     1-month, 6-month and 1-year Forward LIBOR and 1-year Treasury curve is used
(3)     Trigger Event in effect
 (4)    There is a 12 month lag in recoveries, with 100% servicer advancing principal and interest

                                                        Credit Suisse Contacts

-----------------------------------------------------------------------------------------------------------------------------------

Syndicate
Tricia Hazelwood                       (212) 325-8549                  tricia.hazelwood@credit-suisse.com
Jim Drvostep                           (212) 325-8549                  james.drvostep@credit-suisse.com
Melissa Simmons                        (212) 325-8549                  melissa.simmons@credit-suisse.com
Garrett Smith                          (212) 325-8549                  garrett.smith@credit-suisse.com

Asset- Finance
John Herbert                           (212) 325-2412                  john.herbert@credit-suisse.com
Stephen Marchi                         (212) 325-0785                  stephen.marchi@credit-suisse.com
Obi Nwokorie - Structuring             (212) 325-1991                  obi.nwokorie@credit-suisse.com
J.C. Tan - Structuring                 (212) 325-1037                  jc.tan@credit-suisse.com
Rotimi Akeredolu - Collateral          (212) 538-5587                  rotimi.akeredolu@credit-suisse.com
Nayan Bhattad - Collateral             (212) 325-2936                  nayan.bhattad@credit-suisse.com
-------------------------------------- ------------------------------- ------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                          $291,892,000 (Approximate)

                                                     GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-SP3

                                                          RAAC SERIES 2006-SP3 TRUST
                                                                Issuing Entity

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                      Depositor (SEC File No. 333-125485)

                                                        RESIDENTIAL FUNDING CORPORATION
                                                          Master Servicer and Sponsor

                                                                AUGUST 21, 2006

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                           CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                   Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP3
                                                      $291,892,000 (Approximate)
                                                          Subject to Revision

                                                        Expected        Expected
                                                          WAL       Principal Window   Final Scheduled
------------    Approximate    Interest   Principal     (yrs)(2)        (mos)(2)        Distribution         Expected Ratings
   Class          Size(1)        Type        Type       Call/Mat        Call/Mat           Date(3)         (S&P/Moody's/Fitch)
-----------------------------------------------------------------------------------------------------------------------------------
A-1(4)(5)                        ACT/360     SEQ      1.00 / 1.00  1 - 25 / 1 - 25      August 2036          AAA / Aaa / AAA
                $159,270,000
                                                                    25 - 58 / 25 -
A-2(4)(5)        $52,453,000     ACT/360     SEQ      3.00 / 3.00         58            August 2036          AAA / Aaa / AAA
                                                                    58 - 81 / 58 -
A-3(4)(5)        $36,505,000     ACT/360     SEQ      6.24 / 7.82        198            August 2036          AAA / Aaa / AAA
M-1                                                                42 - 81 / 42 -
(4)(5)(6)        $15,864,000     ACT/360     MEZ      4.74 / 5.27        157            August 2036          AA+ / Aa2 / AA+
M-2                                                                40 - 81 / 40 -
(4)(5)(6)        $12,238,000     ACT/360     MEZ      4.62 / 5.11        143            August 2036            AA / A2 / A+
M-3                                                                39 - 81 / 39 -
(4)(5)(6)         $6,950,000     ACT/360     MEZ      4.57 / 4.99        127            August 2036           A+ / Baa1 / A
M-4                                                                38 - 81 / 38 -
(4)(5)(6)         $3,022,000     ACT/360     MEZ      4.55 / 4.91        116            August 2036           A / Baa2 / A-
M-5                                                                38 - 81 / 38 -
(4)(5)(6)         $2,568,000     ACT/360     MEZ      4.53 / 4.84        110            August 2036          A- / Baa3 / BBB+
M-6
(4)(5)(6)         $3,022,000     ACT/360  MEZ/TURBO   0.97 / 0.97  1 - 25 / 1 - 25      August 2036          BBB+ / Ba1 / BBB
-----------------------------------------------------------------------------------------------------------------------------------
Total           $291,892,000
-----------------------------------------------------------------------------------------------------------------------------------

(1)      The size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)      The  Certificates  will be priced to the first  possible  Optional  Termination  Date and the  applicable  Prepayment  Pricing
         Assumption for the related Mortgage Loans.
(3)      Final Scheduled Distribution Date for any class is the 360th  Distribution Date.
(4)      The Pass-Through Rate for each class of certificates will equal a per annum rate of, the least of (a) One-Month LIBOR plus the related margin, (b) the Net WAC Cap Rate and (c) 14.000% per annum.  The holders of the Class A and Class M Certificates may also be entitled to certain payments under the yield maintenance agreement and swap agreement (as described herein).
(5)      The margin on the Class A Certificates  will increase to 2x their  original  margin and the margin on the Class M Certificates will increase to 1.5x their  original  margin on the second  Distribution  Date after the first  possible  Optional  Termination
         Date.  Each class is subject to the Net WAC Cap Rate.
(6)      It is not expected that the Class M  Certificates,  other than the Class M-6  Certificates,  will receive  principal  payments prior to the stepdown date.

 Overview of the RFC Principal Investment Activities Program

 The mortgage loans included in the trust were acquired and evaluated under Residential Funding's Principal Investment Activities
 ("PIA") Program.  The PIA Program, among other types of collateral, targets seasoned assets offered in the secondary market.  These loans may be called loans (from Residential Funding programs or otherwise), loans acquired as part of portfolio sales, may be loans with program exceptions or may be secured by unusual property types.  The loans may have document deficiencies or prior and/or current delinquencies or a combination of one or more of the foregoing.

  The PIA Program employs a value based investment strategy whereby it looks to acquire various types of loans at a price that the
  PIA Program deems to be undervalued at the time of purchase.  The PIA Program's process for acquiring a loan is intended to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent an acceptable lending risk.  The factors considered may include:

,,       the Mortgage Loan's payment terms and characteristics;
,,       the borrower's credit profile, both currently and, if available, at origination;
,,       an analysis of the mortgagor's ability and willingness to make full and timely repayment;
,,       the value of the mortgaged property, as evidenced by a broker's price opinion, statistical value or comparison with real estate listings of comparable properties; and
,,       the quality of the available legal documentation associated with the loan, including certain aspects of compliance.

  PIA's due diligence is tailored to address the particular risk profile of each acquisition.  In relation to the acquisition of the mortgage loans for this transaction, the due diligence performed by the PIA group included a review of a detailed loan tape with specific representations and warranties provided by the seller of such mortgage loans, in relation to, among other things, the accuracy of such date, together with a review of the underlying loans and the collateral files, but did not include a review of the credit files for the mortgage loans.

  The values of mortgaged properties securing loans acquired under the PIA Program obtained are generally compared to an estimated value, recent listings of comparable properties, statistical values and/or broker's price opinions.

 Transaction Overview

 Issuing Entity:                           RAAC Series 2006-SP3 Trust.

 Certificates:                             The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (the
                                           "Class A Certificates").

                                           The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4
                                           Certificates, Class M-5 Certificates and Class M-6 Certificates (the "Class M
                                           Certificates" or the "Subordinate Certificates").

                                           The Class A Certificates and the Subordinate Certificates (collectively, the "Offered
                                           Certificates") will be offered pursuant to the prospectus relating to the Offered
                                           Certificates (the "Prospectus").

 Depositor:                                Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding
                                           Corporation.

 Master Servicer and Sponsor:              Residential Funding Corporation (the "Sponsor", "Master Servicer" or "RFC").
                                           GMAC Mortgage Corp (40.95%)
 Servicers (greater than 10%):             Homecomings Financial (39.04%)
                                           Litton Loan Servicing LLP (15.49%)

 Trustee:                                  JPMorgan Chase Bank, National Association.

 Swap Counterparty:                        TBD.

 Yield Maintenance Agreement               TBD.
 Counterparty:
                                           Credit Suisse Securities (country-regionplaceUSA) LLC and Residential Funding Securities
 Lead Managers:                            Corp.

 Cut-off Date:                             August 1, 2006.

 Closing Date:                             On or about August 30, 2006.

 Distribution Dates:                       The 25th day of each month (if such day is not a business day, the first business day thereafter), commencing in September 2006.

 Form of Certificates:                     The Offered Certificates will be available in book-entry form through DTC / Euroclear /
                                           Clearstream in same day funds.

 Minimum Denominations:                    The Class A Certificates and the Class M-1 Certificates will be offered in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.  The Class M-2
                                           Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and
                                           Class M-6 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

 Tax Status:                               The Offered Certificates will be designated as regular interests in one or more REMICS and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.
                                            Subject to the considerations described in the Prospectus Supplement, the Class A
 ERISA Eligibility:                         Certificates and Class M Certificates are expected to be considered eligible for purchase by any person investing assets of employee benefit plans or individual retirement accounts.  However, the Class A Certificates and Class M Certificates may not
                                            be acquired or held by any person investing assets of any such plans or individual retirement accounts before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the investor-based class exemptions described in the Prospectus Supplement.

 IRS Circular 230 Notice:                  Any discussion of the United States federal tax issues set forth in this document is written in connection with the promotion and marketing of the transaction described in this document. Such discussion was not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any United States federal income tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

 SMMEA Eligibility:                        None of the Offered Certificates are expected to constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

 Optional Termination Date:                If the Stated Principal Balance (after giving effect to distributions to be made on that
                                           Distribution Date) of the Mortgage Loans falls below 10% of the Cut-off Date Principal
                                           Balance of the Mortgage Loans ("Optional Termination Date"), the Master Servicer or its
                                           designee may terminate the trust.

 Expense Fee Rate:                         With respect to any Mortgage Loan, the expense fee rate consists of the servicing fee for such Mortgage Loan.  The servicing fee consists of (a) servicing compensation payable to the Master Servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the sub-servicer, including compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer.  The weighted average Expense Fee Rate as of the Cut-off Date is approximately 0.50%.

 Mortgage Loans:                           A pool consisting of first lien and second lien, fixed-rate and adjustable-rate seasoned mortgage loans (the "Mortgage Loans"), based on a "Cut-off Date" of August 1, 2006, approximately $110,234,554 fixed-rate Mortgage Loans and approximately $191,930,350 adjustable-rate Mortgage Loans comprise the aggregate of 2,297 loans with a total principal balance of approximately $302,164,904 as of the Cut-off Date.

 Prepayment Pricing Assumption:            In respect of the fixed-rate first lien Mortgage Loans, 20% HEP, in respect of the fixed-rate second lien Mortgage Loans, 30% HEP and in respect of the adjustable-rate
                                           Mortgage Loans, 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth percent) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter).

 Net Mortgage Rate:                        With respect to any Mortgage Loan, the mortgage rate thereon minus the Expense Fee Rate.

 Net WAC Cap Rate:                         The Pass-Through Rate on each class of Offered Certificates with respect to each
                                           Distribution Date will be subject to a cap equal to the product of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the end of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus the product of (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the amount of any net swap payments or Swap Termination Payment not due to a Swap Counterparty Trigger
                                           Event owed to the swap counterparty as of such distribution date and (y) 12 and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                                           Interest Accrual Period.

 Net WAC Cap Rate Shortfall:               With respect to the Offered Certificates and any Distribution Date on which the Net WAC
                                           Cap Rate is used to determine the Pass-Through Rate of the Offered Certificates, an
                                           amount equal to the excess of (x) accrued certificate interest for the Offered
                                           Certificates calculated at a rate equal to the lesser of (i) One-Month LIBOR plus the related margin and (ii) 14.000% per annum, over (y) accrued certificate interest for the
                                           Offered Certificates calculated using the Net WAC Cap Rate.
  Net WAC Cap Rate Shortfall
  Carry-Forward Amount:                    With respect to any class of the Offered Certificates and any Distribution Date, an
                                           amount equal to the Net WAC Cap Rate Shortfall for such Distribution Date plus any Net
                                           WAC Cap Rate Shortfall unpaid from prior Distribution Dates, plus interest thereon, subject to a maximum of 14.00% per annum.

 Pass-Through Rate:                        With respect to the Offered Certificates and any Distribution Date, a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin, (ii) the Net WAC Cap
                                           Rate and (iii) 14.000%.

 Cut-off Date Principal Balance:           With respect to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off
                                           Date after giving effect to all installments of principal due in or prior to the month of August 2006, whether or not received, exclusive of any Arrearages.

 Stated Principal Balance:                  For any Mortgage Loan as of any date of determination,  its principal balance as of the cut-off date after  application  of all scheduled  principal  payments due on or before the cut-off  date plus any  Deferred  Interest  added to the  principal  balance of the
                                            Mortgage  Loans pursuant to the terms of the Mortgage  Note,  whether  received or not,
                                            reduced   by  all   amounts   allocable   to   principal   that  are   distributed   to
                                            certificateholders  before the date of  determination,  and as  further  reduced to the extent that any Realized Loss has been allocated to any certificate before that date.

 Relief Act Shortfalls:                    With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act, as amended, or any similar legislation or regulation.  Relief Act Shortfalls will be covered by available Excess
                                           Cash Flow, payments under the Yield Maintenance Agreement or Net Swap Payments in the
                                           current period only.  Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow, payments under the Yield
                                           Maintenance Agreement or Net Swap Payments in the current period will remain unpaid.
                                           Relief Act Shortfalls will be allocated on a pro rata basis among the Offered
                                           Certificates in accordance with the amount of accrued certificate interest that would have accrued absent these shortfalls.

 Prepayment Interest Shortfall:            With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.

 Deferred Interest:                        With respect to any Mortgage Loan providing for negative amortization, as of any date of determination, the amount, if any, by which the aggregate amount of interest accrued on such Mortgage Loan for such date of determination exceeds the monthly payment for such date of determination and which amount, pursuant to the terms of the related Mortgage
                                           Note, is added to the principal balance of such Mortgage Loan.

 Deferred Interest Shortfall:              With respect to any Class of the Class A and Class M Certificates and any Distribution
                                           Date for which Deferred Interest exists and upon which the accrued certificate interest on the Class A and Class M Certificates exceeds the available distribution amount on such Distribution Date, the lesser of (a) such excess and (b) the amount of such
                                           Deferred Interest.

 Eligible Master Servicing Compensation:   Prepayment Interest Shortfalls may be covered from master servicing compensation in the amount equal to the lesser of (i) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans on the immediately preceding Distribution Date and (ii) the sum of the Master Servicing Fee payable to the Master Servicer plus reinvestment income for such Distribution Date.

 Interest Accrual Period:                  From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

 Coupon Step Up:                           If Residential Funding Corporation or its designee does not exercise its right to purchase the remaining Mortgage Loans on the first possible Optional Termination Date, the margin on the Class A Certificates will increase to 2x the original margin and the margin for the Class M Certificates will increase to 1.5x the original margin on the second Distribution Date after the first possible Optional Termination Date.

 Swap Counterparty Trigger Event:          An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event under the swap agreement with respect to which the swap counterparty is the sole affected party
                                           (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement).

 Prospectus:                               The Class A and Class M Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus").  Additional information with respect to the Class A and Class M Certificates and the Mortgage Loans is contained in the Prospectus.

Credit Enhancement

A.  Subordination

 Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates.  Credit enhancement for any Class M Certificates will include the Class M Certificates with a lower payment priority and certain other non-offered certificates as described in the Prospectus.

B.  Overcollateralization ("OC")

------------------------------------------ --------------------
Initial (% Orig)                                  3.40%
OC Target (% Orig)                                3.40%
Stepdown OC Target (% Current)                    6.80%
OC Floor (% Orig)                                 0.50%
------------------------------------------ --------------------

 C.  Excess Cash Flow

 Initially equal to approximately 319 bps per annum.  For any Distribution Date, Excess Cash Flow will equal the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b)
 the Principal Remittance Amount and (ii) any Overcollateralization Reduction Amount.  Excess Cash Flow may be used to protect the Class A Certificates and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses or by reimbursing the principal portion of realized losses incurred and allocated to the Offered Certificates that remain unreimbursed by making additional payment of principal to reach the required level of overcollateralization in the manner set forth in the excess cash flow waterfall.  In addition, up to 25% of the remaining
 Excess Cash Flow will be used to make additional payments of principal to the Class M-6 Certificates in the manner set forth in the excess cash flow waterfall.

  D.  Yield Maintenance Agreement

  Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be distributed as follows:

 On any Distribution Date, to the extent not already covered by Excess Cash Flow, payments received by the trust under the yield maintenance agreement will be allocated among the certificates as set forth in the Prospectus in the following order of priority:

(i)      as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates, in the priority described under "Principal Distributions" below, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
(ii)     to pay the holders of the Class A Certificates and Class M Certificates as part of the Principal Distribution Amount, in the priority described under "Principal Distributions below, any Overcollateralization Increase Amount;
(iii)    to pay the holders of the Offered Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
(iv)     to pay to the holders of the Offered Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior
       Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
(v)      to pay to the holders of the Class A Certificates on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3,
       Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the amount of any Net WAC Cap Rate Shortfall
       Carry-Forward Amounts remaining unpaid as of that Distribution Date;
(vi)     to pay to the holders of the Offered Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
(vii)    to pay to the holders of the Class A Certificates on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3,
       Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
(viii)   to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the proceed from the Yield Maintenance Agreement remaining after payment of priorties (i) through (vii) and (y) the Certificate
       Principal Balance of the Class M-6 Certificates, until the Certificate Principal Balances has been reduced to zero;
(ix)     to pay any swap termination payments owed to the swap counterparty due to a Swap Counterparty Trigger Event; and
(x)      to pay any balance remaining as provided in the pooling and servicing agreement.

 Expected Credit Support Percentage:        Class             Rating (S/M/F)          Initial Credit      After Step-Down Support
                                                                                         Support
                                           Class A            AAA / Aaa / AAA             17.85%                   35.70%
                                          Class M-1           AA+ / Aa2 / AA+             12.60%                   25.20%
                                          Class M-2            AA / A2 / A+               8.55%                    17.10%
                                          Class M-3            A+ / Baa1 / A              6.25%                    12.50%
                                          Class M-4            A / Baa2 / A-              5.25%                    10.50%
                                          Class M-5          A- / Baa3 / BBB+             4.40%                    8.80%
                                          Class M-6          BBB+ / Ba1 / BBB             3.40%                    6.80%

                                      For any class of Offered Certificates, the initial credit support is the aggregate
                                      Certificate Principal Balance of all Offered Certificates subordinate to such class as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.
                                      The initial credit support includes the initial Overcollateralization.

 Subordination Percentage:                         Class                        Rating (S/M/F)                Subordination %
                                                  Class A                      AAA / Aaa / AAA                     64.30%
                                                 Class M-1                     AA+ / Aa2 / AA+                     74.80%
                                                 Class M-2                       AA / A2 / A+                      82.90%
                                                 Class M-3                      A+ / Baa1 / A                      87.50%
                                                 Class M-4                      A / Baa2 / A-                      89.50%
                                                 Class M-5                     A- / Baa3 / BBB+                    91.20%
                                                 Class M-6                     BBB+ / Ba1 / BBB                    93.20%

 Overcollateralization Amount:        The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (ii) the sum of the aggregate Certificate Principal Balance of the Class A and Class M Certificates, as
                                      of such date, before taking into account the distributions of principal to be made on such
                                      Distribution Date.  The Overcollateralization Amount will initially be approximately 3.40%
                                      of the Cut-off Date Principal Balance of the Mortgage Loans.

                                       As of any distribution date, (a) if such distribution date is prior to the Stepdown Date,
  Required Overcollateralization       the sum of 3.40% of the aggregate Cut-off Date Principal Balance of the mortgage loans and
  Amount:                              an amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments from Excess Cash Flow pursuant to clause (ix) under the heading
                                       "Excess Cash Flow Distributions" below, on any prior distribution dates, or (b) if such distribution date is on or after the Stepdown Date, the lesser of (i) the sum of (1) 3.40%
                                       of the aggregate Cut-off Date Principal Balance of the mortgage loans and (2) the amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments from Excess Cash Flow pursuant to clause (ix) under the heading "Excess Cash
                                       Flow Distributions" below, on any prior distribution dates and (ii) the greater of (1) the excess of (x) 8.80% of the then current aggregate outstanding Principal Balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date over (y) the aggregate Class Certificate Balance of the Class M-6 Certificates and (2) the
                                       Overcollateralization Floor.  Notwithstanding the foregoing, if a Trigger Event is in effect, the Required Overcollateralization Amount shall be an amount equal to the Required
                                       Overcollateralization Amount for the immediately preceding distribution date plus any amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments of Excess Cash Flow pursuant to clause (ix) under the heading "Excess Cash
                                       Flow Distributions" for the prior distribution date.

  Overcollateralization Floor:        0.50% of the Cut-off Date Principal Balance of the Mortgage Loans.

  Overcollateralization Reduction     With respect to any Distribution Date, the amount equal to the lesser of (a) the excess of
  Amount:                             the Overcollateralization Amount over the Required Overcollateralization Amount for that
                                      Distribution Date and (b) the Principal Remittance Amount for that Distribution Date.

  Overcollateralization Increase      With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cash
  Amount:                             Flow plus amounts received by the trustee under the Yield Maintenance Agreement and/or Swap
                                      Agreement for that Distribution Date available for distribution pursuant to clause (iii)
                                      under the heading "Excess Cash Flow Distributions" below and (ii) the excess, if any, of (x)
                                      the Required Overcollateralization Amount for that Distribution Date over (y) the
                                      Overcollateralization Amount for that Distribution Date.

  Stepdown Date:                      The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution
                                      Date on which the aggregate Certificate Principal Balance of the Class A Certificates has
                                      been reduced to zero or (ii) the later to occur of (x) the Distribution Date in September
                                      2009 and (y) the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

  Senior Enhancement Percentage:      On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal balance of the
                                      Class M Certificates immediately prior to that Distribution Date and (y) the
                                      Overcollateralization Amount, in each case prior to the distribution of the Principal
                                      Distribution Amount on such Distribution Date, and the denominator of which is the aggregate
                                      Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

  Excess Cash Flow:                   For any Distribution Date, the sum of (a) the excess of the available distribution amount over the sum of (x) the interest distribution amount for the Offered Certificates for that
                                      Distribution Date and (y) the Principal Remittance Amount for that Distribution Date and (b)
                                      any Overcollateralization Reduction Amount, if any, for that Distribution Date.

                                      Excess Cash Flow may be used, among other things, to protect the Offered Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses.

 Sixty-Plus Delinquency Percentage:   With respect to any distribution date, the fraction,  expressed as a percentage, equal to (x)
                                      the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  that are 60 or more days delinquent  in payment of  principal  and  interest  for that  distribution  date,  including mortgage loans in foreclosure  and REO, over (y) the aggregate  Stated  Principal  Balance of all mortgage loans immediately preceding that distribution date.

  Trigger Event:                      A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (a) the three-month average of the Sixty-Plus Delinquency Percentage for such
                                      Distribution Date and the preceding two Distribution Dates equals or exceeds [41.00]% of the
                                      Senior Enhancement Percentage for that Distribution Date, (b) on or after the Distribution
                                      Date in September 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the Cut-off Date Principal Balance of the Mortgage Loans exceed the following amounts:

                                     ------------------------------------------------------------------------------------------------
                                     Distribution Date                               Required Loss Percent
                                     ------------------------------------------------------------------------------------------------
                                     Month 25 to Month 36                            [1.25]% with respect to month 25, plus an
                                                                                     additional 1/12 of [1.60]% for each month
                                                                                     thereafter
                                     Month 37 to Month 48                            [2.85]% with respect to month 37, plus an
                                                                                     additional 1/12 of [1.75]% for each month
                                                                                     thereafter
                                     Month 49 to Month 60                            [4.60]% with respect to month 49, plus an
                                                                                     additional 1/12 of [1.40]% for each month
                                                                                     thereafter
                                     Month 61 to Month 72                            [6.00]% with respect to month 61, plus an
                                                                                     additional 1/12 of [0.85]% for each month
                                                                                     thereafter
                                     Month 73 to Month 84                            [6.85]% with respect to month 73, plus an
                                                                                     additional 1/12 of [0.15]% for each month
                                                                                     thereafter

                                     Month 85 and thereafter                         [7.00]%
                                     ------------------------------------------------------------------------------------------------

Distributions

Interest Distributions:
                                       On each Distribution Date, accrued and unpaid interest (less any Prepayment Interest
                                       Shortfalls not covered by Eligible Master Servicing Compensation, any Relief Act Shortfalls
                                       or any Deferred Interest Shortfall) will be paid to the holders of Offered Certificates to the extent of the available distribution amount as described in the Prospectus in the following order of priority:

                                      (i)      To the Class A Certificates, pro rata;
                                      (ii)     To the Class M-1 Certificates;
                                      (iii)    To the Class M-2 Certificates;
                                      (iv)     To the Class M-3 Certificates;
                                      (v)      To the Class M-4 Certificates;
                                      (vi)     To the Class M-5 Certificates; and
                                      (vii)    To the Class M-6 Certificates.

Principal Distributions:
                                       On each Distribution Date, the Principal Distribution Amount will be distributed as follows:

                                      (i)      To the Class A Certificates, sequentially, the Class A Principal Distribution Amount until the Certificate Principal Balance of each class of Class A Certificates is reduced to zero;
                                      (ii)     To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates is reduced to zero;
                                      (iii)    To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates is reduced to zero;
                                      (iv)     To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates is reduced to zero;
                                      (v)      To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates is reduced to zero;
                                      (vi)     To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates is reduced to zerol and
                                      (vii)    To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates is reduced to zero.
Capitalization Reimbursement Amount:
                                       With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.
Excess Cash Flow Distributions:
                                   On any Distribution Date, the Excess Cash Flow and subsequent recoveries received by the
                                   Master Servicer with respect to any defaulted Mortgage Loan will be allocated among the certificates as set forth in the Prospectus in the following order of priority:
                                  (i)      as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                           Certificates and Class M Certificates, in the priority described under "Principal
                                           Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses previously allocated to reduce the Certificate
                                           Principal Balance of any class of Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries for that Distribution
                                           Date;
                                  (ii)     as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                           Certificates and Class M Certificates, in the priority described under "Principal
                                           Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                                  (iii)    to pay the holders of the Class A Certificates and Class M Certificates as part of the
                                           Principal Distribution Amount, in the priority described under "Principal
                                           Distributions" above, any Overcollateralization Increase Amount;
                                  (iv)     to pay the holders of Class A Certificates and Class M Certificates, the amount of any
                                           Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
                                  (v)      to pay to the holders of the Class A Certificates and Class M Certificates, any
                                           Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
                                  (vi)     to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the
                                           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates in
                                           that order of priority, the amount of any Net WAC Cap Rate Shortfall Carry-Forward
                                           Amounts remaining unpaid as of that Distribution Date;
                                  (vii)    to pay to the holders of the Class A Certificates and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief
                                           Act Shortfalls allocated thereto for that Distribution Date;
                                  (viii)   to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the
                                           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates in
                                           that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                                  (ix)     to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the Excess Cash Flow remaining after payment of priorties (i)
                                           through (viii) and (y) the Certificate Principal Balance of the Class M-6
                                           Certificates, until the Certificate Principal Balance of the Class M-6 Certificates
                                           has been reduced to zero;
                                  (x)      to pay any swap termination payments owed to the swap counterparty due to a Swap
                                           Counterparty Trigger Event; and
                                  (xi)     to pay any balance remaining as provided in the pooling and servicing agreement.

Principal Remittance Amount:
                                       For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of
                                       Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.
Principal Distribution Amount:          For any Distribution Date, the lesser of (a) the excess of (x) the available distribution amount, plus with respect to clauses (iii) and (iv) below, amounts received by the trustee under the Yield Maintenance Agreement and/or Swap Agreement over (y) the Interest
                                        Distribution Amount and (b) the sum of the following amounts:

                                      (i)      the Principal Remittance Amount for the Mortgage Loans,
                                      (ii)     the lesser of (a) subsequent recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Class A and
                                               Class M Certificates on a prior Distribution Date and remaining unpaid;
                                      (iii)    the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used in the clause (ii) above on such Distribution Date, and
                                               (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution
                                               Date to the extent covered by Excess Cash Flow for that Distribution Date; (II)
                                               the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution
                                               Date to the extent covered by payments under the Yield Maintenance Agreement for that Distribution Date; and (III) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by payments made by the swap counterparty for that Distribution Date; and
                                      (iv)     the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to the clause (ii) and clause (iii) above on such
                                               Distribution Date, and (b) the amount of any Overcollateralization Increase Amount
                                               (provided for purposes of this clause, the Overcollateralization Increase Amount will be calculated without giving effect to the availability of the amounts described in clause (ix) under the heading "Excess Cash Flow Distributions" for that Distribution Date); (II) the amount of any Overcollateralization Increase
                                               Amount for that Distribution Date to the extent covered by payments under the
                                               Yield Maintenance Agreement and (III) the amount of any Overcollateralization
                                               Increase Amount for that Distribution Date to the extent covered by payments made by the swap counterparty;

                                         minus

                                      (v)      the amount of any Overcollateralization Reduction Amount for that Distribution Date;
                                      (vi)     the amount of any Deferred Interest paid out of principal collections as part of the related Interest Distribution Amount for that distribution date, as described under "Interest Distributions" above;
                                      (vii)    any Capitalization Reimbursement Amount; and
                                      (viii)   any net swap payments or Swap Termination Payment not due to a Swap Counterparty
                                               Trigger Event owed to the swap counterparty to the extent not previously paid from interest or principal collections on the mortgage loans.

                                       In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate Certificate Balance of the Class A and
                                       Class M Certificates.

Class A Principal Distribution Amount:
                                       With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal
                                       Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a
                                       Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal
                                       Distribution Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to the distributions to be made on such Distribution Date minus the Overcollateralization Floor.
Class M-1 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining  Principal
                                       Distribution Amount for that Distribution Date after distribution of the Class A Principal
                                       Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate
                                       Principal Balance of the Class A Certificates, after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date and (ii) the
                                       Certificate Principal Balance of the Class M-1 Certificates immediately prior to that
                                       Distribution Date over (y) the lesser of (i) the product of the applicable Subordination
                                       Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated
                                       Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
Class M-2 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on
                                       or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal
                                       Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate
                                       Principal Balance of the Class A Certificates and Class M-1 Certificates, after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal
                                       Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance
                                       of the Class M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate
                                       Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
Class M-3 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the
                                       Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
                                       Event is not in effect for that Distribution Date, the lesser of (a) the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class
                                       M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates and Class
                                       M-2 Certificates, after taking into account the payment of the Class A Principal
                                       Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal
                                       Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance
                                       of the Class M-3 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate
                                       Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
Class M-4 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                                       Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or
                                       after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                       Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3
                                       Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class
                                       M-2 Certificates and Class M-3 Certificates, after taking into account the payment of the
                                       Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2
                                       Principal Distribution Amount and Class M-3 Principal Distribution Amount for that
                                       Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates
                                       immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
Class M-5 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
                                       Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and
                                       the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
                                       Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                                       Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class
                                       M-4 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class
                                       M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal
                                       Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                                       Distribution Amount and Class M-4 Principal Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
Class M-6 Principal Distribution
Amount:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
                                       Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
                                       Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or
                                       (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that
                                       Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that
                                       Distribution Date after distribution of the Class A Principal Distribution Amount, the
                                       Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the
                                       Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and
                                       the Class M-5 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1
                                       Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and
                                       Class M-5 Certificates, after taking into account the payment of the Class A Principal
                                       Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
                                       Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                       Distribution Amount and Class M-5 Principal Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

Allocation of Losses:                 Any realized losses will be allocated in the following order of priority:
                                      (i)      To Excess Cash Flow for the related Distribution Date;
                                      (ii)     To amounts available under the Yield Maintenance Agreement;
                                      (iii)    To Net Swap Payments received from the Swap Counterparty;
                                      (iv)     To the Overcollateralization Amount, until reduced to zero;
                                      (v)      To the Class M-6 Certificates, until reduced to zero;
                                      (vi)     To the Class M-5 Certificates, until reduced to zero;
                                      (vii)    To the Class M-4 Certificates, until reduced to zero;
                                      (viii)   To the Class M-3 Certificates, until reduced to zero;
                                      (ix)     To the Class M-2 Certificates, until reduced to zero;
                                      (x)      To the Class M-1 Certificates, until reduced to zero; and
                                      (xi)     To the Class A Certificates on a pro-rata basis, until reduced to zero.

Yield Maintenance Agreement

   On the Closing Date, the Trustee will enter into a Yield  Maintenance  Agreement with [TBD] (the  "Counterparty")  for the benefit of the Class A and Class M Certificates.  On each Distribution Date,  payments under the Yield Maintenance  Agreement will be made based on an  amount  equal to the  lesser  of (a) the  notional  amount  set  forth in the  table  below  and (b) the  outstanding aggregate  Certificate  Principal Balance of the Class A and Class M Certificates  immediately  preceding that Distribution  Date.
   The  Counterparty  will be obligated to make monthly  payments to the Trustee when  one-month  LIBOR  exceeds the strike rates set forth below  beginning with the  Distribution  Date in October 2006.  The Yield  Maintenance  Agreement  will terminate  after the
   Distribution Date in November 2011.

              Distribution   Notional Balance                            Distribution    Notional Balance
   Period         Date              ($)          Strike (%)    Period        Date              ($)           Strike (%)
------------- ------------- -------------------- ------------ ---------- -------------- ------------------- --------------
     1         9/25/2006            N/A              N/A         33          5/25/2009    10,050,790.71        5.291%
     2         10/25/2006      1,963,423.34        5.624%        34          6/25/2009    10,009,066.58        5.297%
     3         11/25/2006      3,942,994.15        5.661%        35          7/25/2009     9,959,730.42        5.325%
     4         12/25/2006      5,933,958.63        5.650%        36          8/25/2009     9,903,375.90        5.321%
     5         1/25/2007       7,860,795.28        5.676%        37          9/25/2009     2,786,619.39        5.328%
     6         2/25/2007       9,703,129.36        5.651%        38         10/25/2009     8,070,527.86        5.356%
     7         3/25/2007       11,372,200.68       5.642%        39         11/25/2009     8,030,944.37        5.355%
     8         4/25/2007       11,140,958.14       5.564%        40         12/25/2009     7,986,435.05        5.369%
     9         5/25/2007       12,371,492.67       5.547%        41          1/25/2010     7,937,352.52        5.392%
     10        6/25/2007       13,487,669.87       5.522%        42          2/25/2010     7,884,025.84        5.393%
     11        7/25/2007       14,567,862.69       5.435%        43          3/25/2010     7,826,769.55        5.398%
     12        8/25/2007       15,541,627.76       5.404%        44          4/25/2010     7,765,881.24        5.413%
     13        9/25/2007       16,446,025.59       5.367%        45          5/25/2010     7,701,642.11        5.414%
     14        10/25/2007      16,621,794.76       5.330%        46          6/25/2010     7,635,068.03        5.422%
     15        11/25/2007      17,508,725.08       5.298%        47          7/25/2010     7,565,661.49        5.443%
     16        12/25/2007      18,391,142.77       5.273%        48          8/25/2010     7,493,660.32        5.446%
     17        1/25/2008       19,618,294.05       5.298%        49          9/25/2010     7,419,289.47        5.455%
     18        2/25/2008       20,541,457.37       5.240%        50         10/25/2010     7,085,874.89        5.468%
     19        3/25/2008       21,168,572.31       5.225%        51         11/25/2010    26,930,593.87        5.472%
     20        4/25/2008       16,427,770.32       5.252%        52         12/25/2010    26,224,829.63        5.487%
     21        5/25/2008       16,625,119.57       5.230%        53          1/25/2011    25,537,572.68        5.505%
     22        6/25/2008       16,657,917.43       5.223%        54          2/25/2011    24,868,257.98        5.508%
     23        7/25/2008       16,657,802.25       5.250%        55          3/25/2011    24,216,401.92        5.503%
     24        8/25/2008       16,629,990.58       5.234%        56          4/25/2011    23,437,088.12        5.478%
     25        9/25/2008       16,578,162.87       5.231%        57          5/25/2011    22,825,732.71        5.466%
     26        10/25/2008      12,367,012.52       5.258%        58          6/25/2011    22,230,188.46        5.466%
     27        11/25/2008      12,353,133.81       5.245%        59          7/25/2011    21,650,044.49        5.474%
     28        12/25/2008      12,324,756.98       5.250%        60          8/25/2011    21,084,900.43        5.491%
     29        1/25/2009       12,282,999.13       5.301%        61          9/25/2011    20,534,367.10        5.507%
     30        2/25/2009       12,228,995.05       5.260%        62         10/25/2011    19,375,662.82        5.515%
     31        3/25/2009       12,163,798.74       5.264%        63         11/25/2011    18,881,218.69        5.523%
     32        4/25/2009       10,084,272.09       5.298%

Swap Agreement

 On the Closing Date,  the Trustee on behalf of a trust  ("Supplemental  Interest  Trust") will enter into a Swap Agreement with [TBD]
 (the  "Swap  Counterparty")  for the  benefit  of the Class A and  Class M  Certificates.  The Swap  Agreement  will have an  initial notional amount of $280,036,962.  Under the Swap Agreement,  on each Distribution  Date (i) the Supplemental  Interest Trust shall be obligated to pay to the Swap  Counterparty  an amount equal to [5.40]% per annum on a notional  amount equal to the lesser of (a) the notional  amount set forth in the table below and (b) the  outstanding  aggregate  Certificate  Principal  Balance of the Class A and
 Class M  Certificates  immediately  preceding that  Distribution  Date and (ii) the  Supplemental  Interest Trust will be entitled to receive from the Swap  Counterparty  an amount equal to One-Month  LIBOR on a notional amount equal to the lesser of (a) the notional amount  set forth in the table  below and (b) the  outstanding  aggregate  Certificate  Principal  Balance of the Class A and Class M
 Certificates  immediately  preceding that  Distribution  Date, in each case as accrued during the related swap accrual period,  until the  swap is  retired.  Only  the net  amount  of the two  obligations  above  will be  paid by the  appropriate  party.  Upon  early termination of the Swap  Agreement,  the  Supplemental  Interest Trust or the Swap  Counterparty  may be liable to make a termination payment (the "Swap Termination Payment") to the other party,  regardless of which party caused the termination.  The Swap Termination
 Payment will be computed in  accordance  with the  procedures  set forth in the Swap  Agreement.  In the event that the  Supplemental
 Interest Trust is required to make a Swap Termination  Payment,  that payment will be paid on the related  Distribution  Date, and on any subsequent  Distribution  Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination
 Payment due to a Swap Provider Trigger Event).

 Amounts payable by the  Supplemental  Interest Trust in respect of net swap payments and Swap  Termination  Payments (other than Swap
 Termination  Payments  resulting from a Swap Counterparty  Trigger Event) will be deducted from available funds before  distributions to the holders of the Class A Certificates and Class M Certificates.  On each Distribution  Date, such amounts will be distributed by the Supplemental  Interest Trust to the swap counterparty,  first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such  Distribution  Date, and second to make any Swap  Termination  Payment not due to a Swap  Counterparty
 Trigger Event owed to the swap counterparty  pursuant to the swap agreement.  Payments by the Supplemental Interest Trust to the swap counterparty  in respect of any Swap  Termination  Payment  triggered  by a Swap  Counterparty  Trigger  Event  pursuant  to the swap agreement will be  subordinated  to  distributions  to the holders of the Class A Certificates  and Class M Certificates  and will be paid by the Supplemental Interest Trust to the swap counterparty as set forth in the pooling and servicing agreement.

 Amounts  payable by the swap  counterparty  to the  Supplemental  Interest  Trust  (other  than Swap  Termination  Payments)  will be deposited by the trustee into the swap account, and will be distributed as follows:

 On any Distribution Date, net swap payments received from the swap counterparty by the supplemental interest trust will be deposited by the trustee into the swap account and, to the extent not already covered by Excess Cash Flow and payments received by the trust under the Yield Maintenance Agreement, will be allocated among the certificates as set forth in the Prospectus in the following order of priority:

(i)      as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates, in the priority described under "Principal Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
(ii)     to pay the holders of the Offered Certificates as part of the Principal Distribution Amount, in the priority described under
                "Principal Distributions" above, any Overcollateralization Increase Amount;
(iii)    to pay the holders of Offered Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that
                Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
(iv)     to pay to the holders of the Offered Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior
                Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
(v)      to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the Class M-1, Class M-2, Class M-3,
                Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the amount of any Net WAC Cap Rate
                Shortfall Carry-Forward Amounts remaining unpaid as of that Distribution Date;
(vi)     to pay to the holders of the Offered Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
(vii)    to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the Class M-1, Class M-2, Class M-3,
                Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
(viii)   to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the net swap payments remaining after payment of priorties (i) through (vii) and (y) the Certificate Principal Balance of the
                Class M-6 Certificates, until the Certificate Principal Balances has been reduced to zero; and
(ix)     to pay any balance remaining as provided in the pooling and servicing agreement.

Swap Agreement (cont'd)

              Distribution                                     Distribution     Notional
   Period         Date       Notional Balance ($)    Period        Date        Balance ($)
------------- -------------- --------------------- ----------- -------------- --------------
     1          9/25/2006       280,036,961.51         31        3/25/2009    36,746,833.87
     2         10/25/2006       259,139,735.07         32        4/25/2009    31,817,032.06
     3         11/25/2006       248,832,465.73         33        5/25/2009    30,363,814.96
     4         12/25/2006       238,277,204.93         34        6/25/2009    28,962,734.09
     5          1/25/2007       227,727,281.21         35        7/25/2009    27,611,759.37
     6          2/25/2007       217,282,627.65         36        8/25/2009    26,308,950.45
     7          3/25/2007       207,330,839.78         37        9/25/2009    32,106,390.95
     8          4/25/2007       183,047,657.16         38       10/25/2009    30,882,070.77
     9          5/25/2007       174,977,089.14         39       11/25/2009    29,878,015.83
     10         6/25/2007       167,257,534.94         40       12/25/2009    28,907,296.70
     11         7/25/2007       159,611,171.62         41        1/25/2010    27,968,761.71
     12         8/25/2007       152,278,396.75         42        2/25/2010    27,061,295.02
     13         9/25/2007       145,126,752.69         43        3/25/2010    26,183,825.94
     14        10/25/2007       134,686,990.11         44        4/25/2010    25,335,322.56
     15        11/25/2007       127,524,130.46         45        5/25/2010    24,514,790.28
     16        12/25/2007       120,177,492.71         46        6/25/2010    23,723,808.36
     17         1/25/2008       111,099,886.08         47        7/25/2010    22,958,789.35
     18         2/25/2008       102,859,252.37         48        8/25/2010    22,218,848.56
     19         3/25/2008       95,633,017.28          49        9/25/2010    21,503,133.32
     20         4/25/2008       74,529,978.76          50       10/25/2010    20,569,190.06
     21         5/25/2008       70,195,859.83
     22         6/25/2008       66,865,556.91
     23         7/25/2008       63,714,163.85
     24         8/25/2008       60,710,834.99
     25         9/25/2008       57,841,747.60
     26        10/25/2008       46,427,209.49
     27        11/25/2008       44,331,386.48
     28        12/25/2008       42,319,160.98
     29         1/25/2009       40,386,633.85
     30         2/25/2009       38,530,303.87